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                                                                       EXHIBIT 2
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                        STOCK PURCHASE AND SALE AGREEMENT

                             For the Acquisition of
                      All of the Outstanding Securities of

                             APP HOLDING CORPORATION

                                       By

                                EKCO GROUP, INC.

                                      From

                               RICHARD A. KRAVER,
                                ROBERT J. KIRCH,
                             CHRISTOPHER J. BENTLEY,
                               WILLIAM J. BECKETT,
                        FCP SOUTHEAST INVESTORS IV, L.P.,
                          BENJAMAX PROFIT SHARING PLAN,
                                       AND
                      NATIONSCREDIT COMMERCIAL CORPORATION

                          DATED AS OF DECEMBER 15, 1997


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                                TABLE OF CONTENTS

                                                                                              PAGE

ARTICLE I  PURCHASE AND SALE OF THE SHARES.......................................................1
        SECTION 1.01  Purchase and Sale of the Shares............................................1
        SECTION 1.02  Purchase Price.............................................................2
        SECTION 1.03  Contingent Consideration...................................................2
        SECTION 1.04  Closing....................................................................5
        SECTION 1.05  Further Assurances.........................................................7
ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLERS........................................7
        SECTION 2.01  Title to Shares; Accrued Yield; No Inconsistent Actions....................7
        SECTION 2.02  Seller's Authority to Execute and Perform Agreement........................8
        SECTION 2.03  Capitalization............................................................10
        SECTION 2.04  Organization and Qualification............................................10
        SECTION 2.05  Subsidiaries..............................................................10
        SECTION 2.06  Corporate Power and Authority.............................................11
        SECTION 2.07  Validity, Etc.............................................................12
        SECTION 2.08  Financial Statements; Specified Outstanding Debt..........................12
        SECTION 2.09  Absence of Undisclosed Liabilities........................................13
        SECTION 2.10  Absence of Adverse Change; Conduct of Business............................13
        SECTION 2.11  Inventories...............................................................16
        SECTION 2.12  Receivables...............................................................16
        SECTION 2.13  Taxes.....................................................................16
        SECTION 2.14  Litigation................................................................19
        SECTION 2.15  Certain Practices.........................................................19
        SECTION 2.16  Compliance with Law.......................................................20
        SECTION 2.17  Licenses and Permits......................................................20
        SECTION 2.18  Labor and Employee Relations..............................................20
        SECTION 2.19  Certain Employees.........................................................21
        SECTION 2.20  Employee Benefits.........................................................21
        SECTION 2.21  Tangible Properties.......................................................22
        SECTION 2.22  Owned Premises............................................................23
        SECTION 2.23  Leased Premises...........................................................23
        SECTION 2.24  Environmental Matters.....................................................24
        SECTION 2.25  Insurance.................................................................24
        SECTION 2.26  Outstanding Commitments...................................................25
        SECTION 2.27  Intellectual Property.....................................................25
        SECTION 2.28  Proprietary Information of Third Parties..................................26
        SECTION 2.29  Significant Customers and Suppliers.......................................27
        SECTION 2.30  Banks, Brokers and Proxies................................................27
        SECTION 2.31  Assumptions, Guaranties, Etc. of Indebtedness of Other Persons............27
        SECTION 2.32  Transactions With Affiliates..............................................28
        SECTION 2.33  Records...................................................................28
        SECTION 2.34  Disclosure................................................................28


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

        SECTION 2.35  Indebtedness..............................................................28
        SECTION 2.36  No Broker or Finder.......................................................29
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF BUYER............................................29
        SECTION 3.01  Investment Intent.........................................................29
        SECTION 3.02  Organization..............................................................29
        SECTION 3.03  Buyer Power and Authority.................................................29
        SECTION 3.04  Validity, Etc.............................................................29
        SECTION 3.05  Brokers...................................................................30
        SECTION 3.06  Financing.................................................................30
ARTICLE IV  COVENANTS OF THE SELLERS............................................................30
        SECTION 4.01  Cooperation...............................................................30
        SECTION 4.02  Access....................................................................30
        SECTION 4.03  Insurance.................................................................31
        SECTION 4.04  Compliance with Laws......................................................31
        SECTION 4.05  Keeping of Books and Records..............................................32
        SECTION 4.06  Actions Prior to Closing..................................................32
        SECTION 4.07  Notice of Changes; Updates................................................34
        SECTION 4.08  Preservation of Business..................................................34
        SECTION 4.09  Litigation................................................................35
        SECTION 4.10  Continued Effectiveness of Representations and Warranties.................35
        SECTION 4.11  Obligations of Affiliates.................................................35
        SECTION 4.12  No Negotiations...........................................................36
        SECTION 4.13  Hart-Scott-Rodino Filings.................................................36
        SECTION 4.14  Resignations..............................................................36
        SECTION 4.15  Certain Employment Agreements.............................................36
        SECTION 4.16  Encumbrances..............................................................36
        SECTION 4.17  Consents..................................................................36
ARTICLE V  COVENANTS OF THE BUYER; OTHER COVENANTS..............................................37
        SECTION 5.01  Cooperation...............................................................37
        SECTION 5.02  Hart-Scott-Rodino Filings.................................................37
        SECTION 5.03  Tax Matters...............................................................37
ARTICLE VI  CONDITIONS TO THE BUYER'S OBLIGATIONS...............................................37
        SECTION 6.01  Consents..................................................................37
        SECTION 6.02  Representations and Warranties True.......................................37
        SECTION 6.03  Performance...............................................................38
        SECTION 6.04  No Material Adverse Change................................................38
        SECTION 6.05  Opinion of Counsel........................................................38
        SECTION 6.06  Obligations of the Sellers................................................39
        SECTION 6.07  Resignations..............................................................39
        SECTION 6.08  No Actions, Suits or Proceedings..........................................39
        SECTION 6.09  Investigation Satisfactory................................................39
        SECTION 6.10  Employment Agreements.....................................................39
        SECTION 6.11  Hart-Scott-Rodino Waiting Period..........................................39
        SECTION 6.12  Pay-Off Letters...........................................................40


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

        SECTION 6.13  Delivery of Shares; Other Closing Documents...............................40
        SECTION 6.14  Approval of the Buyer and Its Counsel.....................................40
ARTICLE VII  CONDITIONS TO THE SELLERS' OBLIGATIONS.............................................40
        SECTION 7.01  Representations and Warranties to be True and Correct.....................40
        SECTION 7.02  Performance...............................................................40
        SECTION 7.03  Opinion of the Buyer's Counsel............................................40
        SECTION 7.04  No Actions, Suits or Proceedings..........................................40
        SECTION 7.05  Closing Documents.........................................................41
        SECTION 7.06  Approval of the Sellers and Their Counsel.................................41
        SECTION 7.07  Hart-Scott-Rodino Approval................................................41
ARTICLE VIII  INDEMNIFICATION...................................................................41
        SECTION 8.01  Survival..................................................................41
        SECTION 8.02  Indemnification by the Sellers............................................42
        SECTION 8.03  Indemnification by Buyer..................................................44
        SECTION 8.04  Claims for Indemnification; Defense of Third Party Claims.................44
        SECTION 8.05  No Contribution...........................................................46
        SECTION 8.06  Insurance Proceeds........................................................46
        SECTION 8.07  Exclusive Remedies........................................................47
ARTICLE IX  TERMINATION.........................................................................47
        SECTION 9.01  Termination...............................................................47
        SECTION 9.02  Effect of Termination.....................................................48
        SECTION 9.03  Specific Performance; Equitable Relief....................................49
ARTICLE X  MISCELLANEOUS........................................................................49
        SECTION 10.01  Notices..................................................................49
        SECTION 10.02  Entire Agreement.........................................................51
        SECTION 10.03  Modifications and Amendments.............................................52
        SECTION 10.04  Waivers and Consents.....................................................52
        SECTION 10.05  Assignment...............................................................52
        SECTION 10.06  Parties in Interest......................................................52
        SECTION 10.07  Governing Law............................................................53
        SECTION 10.08  Jurisdiction and Service of Process......................................53
        SECTION 10.09  Severability.............................................................53
        SECTION 10.10  Interpretation...........................................................53
        SECTION 10.11  Headings and Captions....................................................53
        SECTION 10.12  Reliance.................................................................54
        SECTION 10.13  Expenses.................................................................54
        SECTION 10.14  Publicity................................................................54
        SECTION 10.15  Counterparts.............................................................54
        SECTION 10.16  Miscellaneous Definitions................................................54
        SECTION 10.17  Appointment..............................................................55
        SECTION 10.18  Preparation of Schedules.................................................55




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



        This Stock Purchase and Sale Agreement (including all Schedules hereto, this "Agreement") is entered into as of this 15th day of December, 1997 by and among EKCO GROUP, INC., a Delaware corporation (the "Buyer"), APP HOLDING CORPORATION, a Delaware corporation ("APP" or the "Company"), the stockholders of the Company identified on the signature pages hereto as Sellers (the "Sellers") and the warrantholder of the Company identified on the signature page hereto (the "Warrantholder").

                               W I T N E S E T H:

        WHEREAS the Sellers are the owners of all of the issued and outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common"), Class B-1 Common Stock, par value $.01 per share (the "Class B-1 Common") and Class B-2 Common Stock, par value $.01 per share (the "Class B-2 Common," and collectively with the Class B-1 Common, the "Class B Common") which shares constitute all of the issued and outstanding shares of capital stock of every kind and description of APP (all of such shares being referred to herein collectively as the "Shares"); and

        WHEREAS the Sellers desire to sell the Shares and the Buyer desires to purchase the Shares upon the terms and conditions set forth herein; and

        WHEREAS the Warrantholder is the owner of that certain warrant to purchase 2,500 shares of Class C Common Stock, par value $.01 per share, dated September 17, 1995 (the "Class C Warrant"); and

        WHEREAS the Warrantholder desires to sell the Class C Warrant and the Buyer desires to purchase the Class C Warrant upon the terms and conditions set forth herein; and

        WHEREAS the Buyer and the Sellers desire to enter into certain other agreements for their mutual benefit.

        NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, intending to be legally bound, the parties hereby agree as follows:

                    ARTICLE I PURCHASE AND SALE OF THE SHARES

        SECTION 1.01 PURCHASE AND SALE OF THE SHARES. On the basis of the representations, warranties and undertakings set forth in this Agreement, and on the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 1.04), each Seller shall sell all of his, her or its Shares to the Buyer, and the Buyer shall purchase such Shares from each Seller, and the Warrantholder shall sell the Class C Warrant to the Buyer, and the Buyer shall purchase the Class C Warrant from the Warrantholder, in each case free and clear of all claims, charges, liens, contracts, rights, options, pledges, security interests, mortgages, encumbrances and restrictions of every kind and nature (together, "Encumbrances") for the Purchase Price Consideration (as defined in Section 1.02).

        SECTION 1.02 PURCHASE PRICE. The total consideration to be paid by the Buyer for the Shares and the Warrant (the "Purchase Price Consideration") shall be the sum of (a) a cash payment of $23,806,445.03 to be paid at the Closing by the Buyer to the Sellers and the Warrantholder as set forth on SCHEDULE 1.02 (the "Cash Consideration"), (b) the Earnout Payments (as defined in Section 1.03), if any, payable in accordance with Section 1.03, and (c) a cash payment equal to the Accrued Yield Amount (as defined in Section 1.04(h)) payable at the Closing in accordance with Section 1.04(d). The amount of the Cash Consideration payable to each Seller and the Warrantholder at the Closing is as set forth on
Schedule 1.02 hereto. The aggregate Accrued Yield Amount payable to the holders of the Class B Common at the Closing is as set forth on Schedule 1.02.

        SECTION 1.03 CONTINGENT CONSIDERATION.

        (a) THE EARNOUT. Following the Closing and subject to the terms and conditions of this Section 1.03, for each of the five (5) fiscal years ending December 31, 1998, 1999, 2000, 2001 and 2002 (each an "Earnout Year"), the Buyer shall pay or cause to be paid to sellers of Class A Common listed on SCHEDULE
1.03 hereto (the "Schedule 1.03 Sellers") in accordance with the percentages set forth opposite their names and under the caption "Earnout Percentage" on such Schedule, additional payments, in cash, (the "Earnout Payments" and each an "Earnout Payment") equal, in the aggregate, to twenty-five percent (25%) (the "Aggregate Earnout Percentage") of the amount, if any, by which the Gross Profit (as defined in Section 1.03(c)) of APP in each such Earnout Year exceeds the Base Profit Amount (as defined in Section 1.03(b)).

        (b) DETERMINATION OF BASE PROFIT AMOUNT. As soon as practicable after the Company's fiscal year ending December 31, 1997, but in no event later than 90 days thereafter, the Buyer, in accordance with Section 1.03(c) below, shall calculate the consolidated Gross Profit of APP for the year ended December 31, 1997 (the "1997 Gross Profit Amount"). The Buyer shall notify the Schedule 1.03 Sellers in writing of its calculation of the 1997 Gross Profit Amount promptly following its calculation thereof. The Base Profit Amount shall be equal to the higher of (i) the 1997 Gross Profit Amount, or (ii) $12,000,000.

        (c) CALCULATION OF GROSS PROFIT. As promptly as practicable, but in no event later than 90 days after the end of each Earnout Year, the Buyer shall prepare a statement (the "Gross Profit Statement") setting forth its calculation of the Gross Profit of APP for such Earnout Year and the Earnout Payment, if any, due to the Schedule 1.03 Sellers. As used herein, the term Gross Profit shall mean gross profit calculated on a basis consistent with the principles used by the Company in calculating gross profit for its audited consolidated balance sheet and related statements of income and cash flow for the year ended December 31, 1996 (the "1996 Financials") which principles are set forth on
SCHEDULE 1.03(c). To the extent that any of the principles used in the preparation of the 1996 Financials appear to be or are inconsistent with the principles set forth on SCHEDULE 1.03(c), the principles set forth on SCHEDULE 1.03(c) shall govern.



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

        (d) PAYMENT OF EARNOUT PAYMENT. Within 30 days after the preparation of the Gross Profit Statement, the Buyer shall remit to each Schedule 1.03 Seller the Earnout Payment, if any, due to such Schedule 1.03 Seller, calculated in accordance with the percentages set forth opposite each such Seller's name on
SCHEDULE 1.02 together with a certificate setting forth such calculation and a copy of the Gross Profit Statement.

        (e) RIGHT TO REVIEW CALCULATION OF 1997 GROSS PROFIT AMOUNT AND EARNOUT PAYMENTS; ARBITRATION. If the Schedule 1.03 Sellers wish to dispute the 1997 Gross Profit Amount or the Earnout Payment they must, within 30 days after delivery of the calculation of the 1997 Gross Profit Amount or Gross Profit Statement, provide written notice (the "Schedule 1.03 Sellers' Notice") to the Buyer, in accordance with the terms of Section 10.01 hereof, setting forth the basis of such dispute, together with their calculation of Gross Profit for the applicable period. The Buyer shall then review the issues raised in the Schedule
1.03 Seller's Notice and determine whether a recalculation of Gross Profit for the applicable period is required. In the event that the Buyer determines that a revision or adjustment is appropriate, Buyer shall thereafter recalculate either
(i) the 1997 Gross Profit Amount (in which case it shall promptly deliver its revised calculation to the Schedule 1.03 Sellers) or (ii) the applicable Earnout Payments then due in accordance with the revised Gross Profit Statement, and in the case of clause (ii) of this sentence, promptly pay additional amounts, if any, that Buyer determines are owed to the Schedule 1.03 Sellers in accordance therewith within 15 days of receipt of the Schedule 1.03 Seller's Notice. If Buyer shall determine that no revision or adjustment to the 1997 Gross Profit Amount or Gross Profit Statement is necessary, it shall so notify the Schedule
1.03 Sellers in accordance with the terms of Section 10.01 hereof within 15 days of receipt of the Schedule 1.03 Seller's Notice. If the Buyer does not notify the Schedule 1.03 Sellers within such 15 day period, it shall be deemed to have determined that no revision or adjustment to the 1997 Gross Profit Amount or Gross Profit Statement is appropriate. If the Schedule 1.03 Sellers disagree with the Buyer's revised or adjusted calculation of 1997 Gross Profit Amount or Gross Profit Statement or its determination that no revision or adjustment is appropriate, such Sellers may, within 30 days of the Buyer's delivery of the revised 1997 Gross Profit Amount or Gross Profit Statement or its determination that no revision is appropriate, request, in accordance with the terms of
Section 10.01 hereof, arbitration of such matter by any of the Boston, Massachusetts offices of the four largest, nationally recognized, accounting firms not currently representing the Buyer or any entity affiliated with any of the Schedule 1.03 Sellers (the "Arbitration Accountants"), provided that Buyer shall be entitled on each request for arbitration to disqualify the first choice of the Schedule 1.03 Sellers if it reasonably believes it might be prejudiced in any way thereby. Copies of such request for arbitration shall be sent concurrently to Buyer in accordance with Section 10.01. If no request is made within the 30 day period after the Buyer's delivery of the revised 1997 Gross Profit Amount or revised Gross Profit Statement or determination that no revision is necessary, the Schedule 1.03 Sellers shall be conclusively deemed to have accepted such revised 1997 Gross Profit Amount or revised Gross Profit Statement or determination that no revision is necessary and, in the case of a Gross Profit Statement, shall be bound by Buyer's calculation of the Earnout Payments in connection therewith. If arbitration is requested, the Buyer and the
Schedule 1.03 Sellers shall cooperate with the Arbitration Accountants in furnishing information and shall have the right to present to the Arbitration Accountants their views on the issues in dispute. The review of the Arbitration Accountants and its calculation of 1997 Gross Profit

Amount or Gross Profit set forth on a Gross Profit Statement shall be governed by the terms of this Section 1.03 and its decision rendered with respect to the disputed issues shall be final. The fees and expenses of the Arbitration Accountants shall be paid by the party whose calculation of 1997 Gross Profit Amount or Gross Profit set forth on a Gross Profit Statement (which, in the case of the Buyer shall include any revised calculation of 1997 Gross Profit Amount or Gross Profit) deviates the most from the calculation of 1997 Gross Profit Amount or Gross Profit set forth on a Gross Profit Statement by the Arbitration Accountants. This Section 1.03(e) shall be the sole and exclusive remedy of the
Schedule 1.03 Sellers with respect to any disagreements, discrepancies or challenges regarding this Section 1.03(e).

        (f) POST CLOSING TRANSACTIONS. In the event that, following the Closing and prior to December 31, 2002, the Buyer proposes to purchase or acquire all or substantially all of the capital stock, business or assets of another entity in the same field as the Company, which capital stock, business or assets the Buyer proposes shall be owned and managed directly or indirectly by the Company (an "Acquisition Transaction"), the Buyer, the Company and the Schedule 1.03 Sellers agree that they shall meet and negotiate in good faith an appropriate and equitable adjustment to the Base Profit Amount and the Aggregate Earnout Percentage to fairly reflect the estimated impact of such Acquisition Transaction.

        In the event that, following the Closing and prior to December 31, 2002, the Company proposes to enter into an Acquisition Transaction and the Company, the Buyer and the Schedule 1.03 Sellers are unable to agree upon an appropriate adjustment to the Base Profit Amount and Aggregate Earnout Percentage as set forth above within 15 days of Buyer's first notifying the Company of such proposed Acquisition Transaction, then, unless the Buyer shall withdraw its proposal that the capital stock, business or assets to be acquired in the proposed Acquisition Transition be owned and managed, directly or indirectly, by the Company, the dispute over the appropriate adjustment to the Base Profit Amount and Aggregate Earnout Percentage shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration panel shall be composed of three arbitrators, one of whom shall be chosen by the Buyer, one by the Schedule 1.03 Representative (as defined in Section 10.17) and the third by the two so chosen. If both or either of the Buyer or the Schedule 1.03 Representative fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the then President of the American Arbitration Association shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the board or, if he or she shall decline or fail to do so, such arbitrator or arbitrators shall be appointed by the Boston office of the American Arbitration Association. The decision of the arbitrators shall be by majority vote and, at the request of either party, the arbitrators shall issue a written decision. Costs shall be borne as determined by the arbitrators. Unless the parties to the arbitration shall otherwise agree to a place of arbitration, the place of arbitration shall be at Boston, Massachusetts, U.S.A. The arbitration decision shall be final and binding and may be entered in any court having jurisdiction. The arbitration provided for in this paragraph shall be the sole and exclusive remedy of the parties with respect to any matter contemplated by this Section 1.03(f). Upon receipt of the arbitration decision, the Buyer shall, in its sole discretion, decide whether the capital stock, business or assets purchased or acquired (or to be purchased or acquired) in the Acquisition Transaction shall be owned and managed by the Company or another entity, including the Buyer.

        SECTION 1.04 CLOSING. Subject to the satisfaction or waiver of each of the conditions set forth in Articles VI and VII of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, at 10 o'clock a.m., on the first mutually agreeable business day following the fulfillment or waiver of the conditions set forth in Articles VI and VII hereof (but not more than ten business days following such fulfillment), other than the conditions set forth in Sections 6.05, 6.13, 7.03, and 7.05 which must be satisfied or waived immediately prior to the Closing (it being understood that, notwithstanding the foregoing, except as expressly set forth in any waiver, the obligation of the Buyer and the Seller to consummate the transactions contemplated hereby at the Closing shall be subject to the continued satisfaction of the conditions set forth in Article VI and VII, respectively, at the Closing), or on such other date or at such other location or time as may be agreed upon by the parties (such date and time being called the "Closing Date").

        At least two (2) business days prior to the Closing Date, the Company shall deliver to the Buyer (i) a certificate, executed by the president of the Company, setting forth the Outstanding Indebtedness Amount (as defined below) and Accrued Yield Amount as of the Closing Date, (ii) a pay-off letter from each of the Creditors (as defined below) in form reasonably satisfactory to the Buyer (the "Pay-Off Letters"), and (iii) a certificate executed by each seller of the Class B Common (each, a "Class B Seller") setting forth the Accrued Yield Amount and the percentage of such amount payable to each Class B Seller as of the Closing Date.

        At the Closing:

        (a) Each Seller shall deliver or cause to be delivered to the Buyer the following:

                (i) Certificates for the Shares in the name of such Seller duly endorsed to the Buyer, or accompanied by the appropriate stock powers;

                (ii) The certificates to be delivered by such Seller as required by Sections 6.02 and 6.03;

                (iii)  The opinion of counsel required by Section 6.05;

                (iv) The resignations to be delivered by such Seller as required by Section 6.07;

               (v) A copy of the resolutions of each Seller which is a corporation, partnership, trust or other entity, and of APP, certified by its respective Secretary or Assistant Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of such Seller in carrying out the terms and provisions hereof;

        (b) The Warrantholder shall deliver or cause to be delivered to the Buyer the Class C Warrant together with such appropriate instruments of transfer as the Buyer may reasonably request in order to transfer and assign title to and beneficial ownership of the Class C Warrant to the Buyer;

        (c) The Buyer shall deliver or cause to be delivered to the Sellers and the Warrantholder the following:

               (i) The Cash Consideration, payable to each Seller and the Warrantholder as set forth on Schedule 1.02 by wire transfer of immediately available funds to an account or accounts which account(s) are designated in writing by the Sellers and the Warrantholder at least two business days prior to the Closing (and, with respect to any Seller or the Warrantholder if any of them do not so designate an account or accounts, by certified or official bank check payable in immediately available funds to the order of such Seller or the Warrantholder);

               (ii)    The certificates required by Sections 7.01 and 7.02;

               (iii)   The opinion of counsel required by Section 7.03; and

               (iv) A copy of the resolutions of the Buyer certified by its Secretary or Assistant Secretary, authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby and the acts of the officers and employees of the Buyer in carrying out the terms and provisions hereof.

        (d) The Buyer shall deliver or cause to be delivered to each Class B Seller the Accrued Yield Amount payable to such Class B Seller as set forth on
Schedule 1.02 by wire transfer of immediately available funds to an account which is designated in writing by such Class B Seller at least two business days prior to the Closing.

        (e) The Buyer shall pay or cause to be paid to the Creditors (as defined below) the Outstanding Indebtedness Amount by wire transfer of immediately available funds to an account or accounts which account(s) are designated by the Creditors in the applicable Pay-Off Letter.

        (f) The parties shall deliver such further documents, resolutions, certificates and instruments as any party or his, her or its counsel reasonably requests to facilitate the consummation of the transactions contemplated hereby.

        (g)    (i)     The Schedule 1.03 Sellers, the APP Companies and Ekco
        shall deliver to the Class B Sellers a general release in the form attached hereto as Exhibit 1.04(g)(i);

               (ii) The Sellers shall deliver to the APP Companies and the Buyer a general release in the form attached hereto as Exhibit 1.04(g)(ii); and

               (iii) The Class B Sellers, the APP Companies and Ekco shall deliver to the Schedule 1.03 Sellers a general release in the form attached hereto as Exhibit 1.04(g)(iii).

        (h) For purposes of this Agreement, the following terms shall have the following meanings:

        (i) "Accrued Yield Amount" shall mean, with respect to each Class B Seller, the total amount of Unpaid Yield (as such term is defined in APP Holding Company's amended and restated Certificate of Incorporation) which has accrued on the Class B Common held by such Class B Seller as of the Closing.

        (ii) "Specified Outstanding Debt" shall mean all amounts, whether or not such amounts are currently due and payable, outstanding under the agreements set forth on SCHEDULE 1.04(h)(ii) (the "Credit Agreements"), which amounts shall include any and all accrued interest, penalties, service payments or other amounts due thereon.

        (iii) "Outstanding Indebtedness Amount" shall mean all amounts owning by any APP Company as of the Closing Date and prior to the payment provided in Section 1.04(e) on account of Specified Outstanding Debt, including all prepayment fees, premiums, penalties and expenses of releases associated with the payment in Section 1.04(e).

               (iv) "Creditors" shall mean the holders of the Specified Outstanding Debt.

        SECTION 1.05 FURTHER ASSURANCES. At any time and from time to time after the Closing Date, at the request of the Buyer and without further consideration, each Seller (and, as and to the extent necessary or appropriate, the Company or its officers) will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to the Shares.

            ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE SELLERS

        A. As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each Seller and the Warrantholder (with respect to Sections 2.01(b) and 2.02(b) only) severally but not jointly hereby represents and warrants about himself or itself to and for the benefit of the Buyer that:

        SECTION 2.01 TITLE TO SHARES; ACCRUED YIELD; NO INCONSISTENT ACTIONS.
(a) In the case of the Sellers, such Seller owns, beneficially and of record, free and clear of all Encumbrances (other than the Encumbrances set forth on SCHEDULE 2.03, all of which shall terminate, be terminated, discharged and irrevocably removed and be of no further force or effect at or prior to the Closing), the number of shares of Class A Common, Class B-1 Common and Class B-2 Common, as the case may be, set forth opposite the name of such Seller on SCHEDULE 1.02 . Other than the Shares set forth opposite such Seller's name on SCHEDULE 1.02, such Seller owns no capital stock or other securities of any of the APP Companies nor any subscription, option, warrant, right, call, convertible security or other instrument or obligation that is or may become exchangeable for any shares of capital stock or other securities of any APP Company, stock appreciation rights (phantom or otherwise), joint venture, partnership or other commitments of any nature (collectively, "Other Equity Interest") relating to shares of the capital stock or other securities of any APP Company. Except for Encumbrances set forth on SCHEDULE 2.03, all of which Encumbrances shall terminate, be terminated, discharged and irrevocably removed and of no further force and effect at or prior to Closing, there is no restriction affecting the ability of such Seller to transfer the legal and beneficial title and ownership of the Shares to the Buyer and, upon delivery thereof to the Buyer pursuant to the terms of this Agreement and upon payment of the Cash Consideration at the Closing, the Buyer will acquire good and valid, record and beneficial title to the Shares, free and clear of all Encumbrances. SCHEDULE 2.01 accurately sets forth the Accrued Yield Amount owing to such Seller as of the date hereof and as of the end of the periods indicated thereon. No such Seller (nor any of its employees, partners, officers, directors or affiliates, (for purposes of this sentence, affiliates of the Seller's shall not include APP Companies) has voted upon or has been notified that a vote has been taken with respect to any action (either by the stockholders or directors of any APP Company) which action was approved and is inconsistent with the representations and warranties made in Section 2.03.

        (b) In the case of the Warrantholder, the Warrantholder owns of record and beneficially, free and clear of all Encumbrances (other than Encumbrances set forth on SCHEDULE 2.03 all of which will terminate, be terminated, discharged and irrevocably removed and be of no further force or effect at or prior to the Closing), the Class C Warrant. The Class C Warrant is convertible into the number of shares of Class C Common set forth opposite the name of the Warrantholder on SCHEDULE 1.02. The Warrantholder holds no capital stock of any of the APP Companies. Other than the Class C Warrant, the Warrantholder holds no Other Equity Interests. Except for Encumbrances set forth on SCHEDULE 2.03, all of which Encumbrances shall terminate, be terminated, discharged and irrevocably removed and of no further force and effect at or prior to Closing, there is no restriction affecting the ability of the Warrantholder to transfer the legal and beneficial title and ownership of the Class C Warrant to the Buyer and, upon delivery thereof to the Buyer pursuant to the terms of this Agreement and upon payment of the portion of Cash Consideration due to the Warrantholder at the Closing, the Buyer will acquire good and valid, record and beneficial title to the Class C Warrant free and clear of all Encumbrances.

        SECTION 2.02 SELLER'S AUTHORITY TO EXECUTE AND PERFORM AGREEMENT. (a) In the case of the Sellers, such Seller has the full legal right and power and all authority and approval required by law to enter into this Agreement and to perform his, her or its obligations hereunder. Such Seller has duly executed and delivered this Agreement, and this Agreement is the legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). On the Closing Date, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by such Seller will (assuming the expiration of all waiting periods under the Hart-Scott-Rodino Anti Trust Improvements Act of 1976, as amended (the "H-S-R Act")), (i) if such Seller is not an individual, conflict with or result in any violation of any trust agreement, certificate of incorporation or other charter document, bylaw, partnership agreement or operating agreement applicable to such Seller, (ii) conflict with or result in any violation of any judgment, decree, or Legal Requirement applicable to such Seller or to the Shares of such Seller, or any breach of any agreement to which said Seller is a party or by which such Seller or his, her or its Shares is bound, or conflict with, violate, or constitute a default thereunder, or result in the creation of any Encumbrance of any kind or nature on, or with respect to, his, her or its Shares. Such Seller is not subject to any judgment, order, writ, injunction, or decree that could reasonably be expected to have a Material Adverse Effect (as defined below) or that could adversely affect the ability of such Seller or the APP Companies to consummate the transactions contemplated hereby.

        (b) In the case of the Warrantholder, the Warrantholder has the full legal right and power and all authority and approval required by law to enter into this Agreement and to perform its obligations hereunder. The Warrantholder has duly executed and delivered this Agreement, and this Agreement is the legal, valid and binding obligation of the Warrantholder enforceable against the Warrantholder in accordance with its terms, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law). On the Closing Date, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by the Warrantholder will (assuming the expiration of all waiting periods under the H-S-R Act) conflict with or result in (i) any violation of the Warrantholder's certificate of incorporation or bylaw, or result in any violation of any judgment, decree, or Legal Requirement applicable to the Warrantholder or to the Class C Warrant, or (ii) any breach of any agreement to which the Warrantholder is a party or by which the Warrantholder or the Class C Warrant is bound, or conflict with, violate, or constitute a default thereunder, or result in the creation of any Encumbrance of any kind or nature on, or with respect to, the Class C Warrant. The Warrantholder is not subject to any judgment, order, writ, injunction, or decree that could reasonably be expected to have a Material Adverse Effect (as defined below) or that could adversely affect the ability of the Warrantholder or the APP Companies to consummate the transactions contemplated hereby.

        B. As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Class B Sellers, severally and not jointly, hereby represent and warrant to the Buyer that, to their Actual Knowledge (and without giving effect to limitations set forth in any of such representations and warranties with respect to (i) any such representation's or warranty's being applicable solely to the Schedule 1.03 Sellers and (ii) the Actual Knowledge, Best Knowledge or similar knowledge or awareness qualifications of the

Schedule 1.03 Sellers), each of the representations and warranties set forth in
Article II(C) below are accurate, true and correct in all respects.

        C. As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Schedule 1.03 Sellers, jointly and severally, hereby represent and warrant to the Buyer as follows:

        SECTION 2.03 CAPITALIZATION. The authorized, issued and outstanding capital stock of APP consists of 45,000 shares of Class A Common, of which 42,500 shares have been issued and are outstanding, 55,000 shares of Class B-1 Common, of which 1,475 shares have been issued and are outstanding, 53,525 shares of Class B-2 Common, of which 53,525 shares have been issued and are outstanding, and 5,000 shares of Class C Common, none of which has ever been issued or are outstanding. SCHEDULE 1.02 sets forth the names of all of the Company's stockholders and the number of Shares owned of record by each such stockholder and the holder of the Class C Warrant and the number of shares of Class C Common issuable upon conversion of the Class C Warrant. All of such Class A Common and Class B Common shares are duly authorized, validly issued, fully paid and non-assessable. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in APP's Certificate of Incorporation, as amended, and related certificate of designations, a copy of which has been provided to the Buyer and is attached hereto as EXHIBIT 2.03, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws. There are no shares held in the corporate treasury of APP and, other than the 2,500 shares of Class C Common Stock underlying the Class C Warrant, there are no shares reserved for issuance. Other than the Class C Warrant or as set forth on SCHEDULE 2.03, there are no Other Equity Interests relating to shares of the capital stock or other securities of the Company. Other than the Encumbrances set forth on Schedule 2.03 (all of which will terminate, be terminated, discharged and irrevocable removed and be of no further force or effect at or prior to the Closing), there is no obligation (contingent or otherwise) to purchase, repurchase, redeem or otherwise acquire any of the Company's equity securities or any interest therein. Except as set forth on SCHEDULE 2.01(a), there is no obligation (contingent or otherwise) to pay any dividend or make any other distribution in respect of the Company's equity securities or any interest therein. The Sellers own all of the issued and outstanding capital stock of APP.

        SECTION 2.04 ORGANIZATION AND QUALIFICATION. APP is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is not required to be in good standing under any other jurisdiction other than jurisdictions in which the failure to so qualify would not have a material adverse effect, either individually or in the aggregate, on the properties, assets, operations or condition (financial or otherwise) or prospects of the APP Companies, taken as a whole (a "Material Adverse Effect").

        SECTION 2.05. (a) The sole subsidiary of APP is listed on SCHEDULE 2.05 (such subsidiary is sometimes referred to herein, as the "Subsidiary" on the "APP Subsidiary"; APP and the APP Subsidiary are sometimes referred to herein, individually, as an "APP

Company" and, collectively, as the "APP Companies"). The authorized and outstanding securities of the APP Subsidiary is set forth on SCHEDULE 2.05. APP owns beneficially and of record all of the outstanding securities of the APP Subsidiary free and clear of all Encumbrances (other than Encumbrances set forth on SCHEDULE 2.05 all of which will be completely removed and discharged simultaneously with the payment of the Outstanding Indebtedness Amount). All of such outstanding securities of the APP Subsidiary are duly authorized, have been validly issued, and are fully paid and non-assessable. There are no shares held in the corporate treasury of the APP Subsidiary and no shares reserved for issuance. There are no Other Equity Interests relating to shares of the capital stock or other securities of the APP Subsidiary.

        The APP Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation as set forth on
SCHEDULE 2.05 and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction listed on
SCHEDULE 2.05, such jurisdictions being the only jurisdictions in which the failure to so qualify would have a Material Adverse Effect. The APP Subsidiary has the corporate power and authority to own and hold its properties and to carry on its business as presently conducted and as proposed to be conducted.

        Except as set forth on SCHEDULE 2.05, APP does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock or other securities of any other corporation or entity or Other Equity Interest relating to shares of capital stock or other securities of any other corporation or entity (ii) any interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise or (b) control, directly or indirectly, any other entity.

        The APP Subsidiary does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock or other securities of any other corporation or entity or Other Equity Interest relating to shares of capital stock or other securities of any other corporation or entity (ii) any interest in any partnership, joint venture, limited liability company or other non-corporate business enterprise or (b) control, directly or indirectly, any other entity.

        SECTION 2.06 CORPORATE POWER AND AUTHORITY. Each APP Company has the corporate power and authority to own and hold its properties and to carry on its business as presently conducted and as currently contemplated to be conducted by such APP Company. APP has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement, the employment agreements between the Company and Richard A. Kraver and Robert J. Kirch dated as of the date hereof, and the documents and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by APP. This Agreement does, and each of the other agreements, documents and instruments to be executed and delivered by APP when duly executed and delivered, shall constitute the legal, valid and binding obligation of APP, enforceable against APP in accordance with their terms, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        SECTION 2.07 VALIDITY, ETC. Except as set forth on SCHEDULE 2.07, neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) violate, conflict with or result in any breach of any certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to any APP Company, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (as defined in Section 2.14), except for filings, consents, permits, approvals and authorizations required by the H-S-R Act, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of any APP Company or increase or otherwise offset the obligations of any APP Company under any Legal Requirement, permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to any APP Company or any of its assets or the consummation of the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which (a) requisite waivers or consents have been obtained in writing and provided to the Buyer or (b) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or adversely affect the ability of the APP Companies to consummate the transactions contemplated hereby, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any APP Company or (v) result in the creation of any Encumbrance upon the Shares or any assets, tangible or intangible, of any APP Company.

        SECTION 2.08 FINANCIAL STATEMENTS; SPECIFIED OUTSTANDING DEBT. APP has previously furnished to the Buyer, and attached hereto as Exhibit 2.08 is set forth, the audited consolidated balance sheet of APP as at December 31, 1996 and as at December 31, 1995 and the unaudited consolidated balance sheet of APP as at September 30, 1997 (the "Balance Sheet") and the related statements of income and cash flows and notes thereto for the fiscal years ended December 31, 1996, December 31, 1995 and the nine month period ended September 30, 1997. All such financial statements (the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied (except that the interim Financial Statements lack footnotes and other presentation items and are subject to normal year-end adjustments) and were prepared from the books and records of the APP Companies, which books and records are complete and correct in all material respects and accurately reflect in all material respects all transactions of the APP Companies' business. The Financial Statements fairly present in all material respects the financial position of the APP Companies as of the dates thereof, and the results of its operations and cash flows for the periods ended on the dates thereof. The Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by GAAP (including appropriate and adequate reserves for inventory, bad debt and accrued liabilities). Since the date of the Balance Sheet, except as described on Schedule 2.10, (a) there has been no change in the assets, liabilities or financial condition of the Company from that reflected in the Balance Sheet except for changes in the ordinary course of business consistent with past practice and which have not had, and could not reasonably be expected to have, a Material Adverse Effect, and (b) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially or adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against. APP has disclosed to the Buyer all material facts relating to the preparation of the Financial Statements, including the basis of accounting for affiliated transactions, and APP has delivered to the Buyer complete and correct copies of all letters of representation from APP delivered to the accountants in connection with the preparation of such Financial Statements which have been audited, and all management letters from the accountants to any APP Company. As of November 30, 1997, the Specified Outstanding Debt was $10,087,737 and as of January 15, 1998 (assuming that no payments are made upon the Specified Outstanding Debt and no additional amounts are borrowed pursuant to the Credit Agreements) the Specified Outstanding Debt would be approximately $9,452,000.

        SECTION 2.09 ABSENCE OF UNDISCLOSED LIABILITIES. No APP Company has any liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise and to the Best Knowledge of the
Schedule 1.03 Sellers there is no basis for the assertion against any APP Company of any liability or obligation other than: (i) liabilities reserved for on the Balance Sheet, (ii) liabilities or obligations arising out of, in connection with or related to the transactions contemplated hereby, (iii) liabilities incurred for accounts payable and any accruals of current liabilities since the Balance Sheet in each case in types and amounts which are accrued in the ordinary course of the Company's business consistent with past practice, (iv) obligations to perform under contracts, agreements, instruments, licenses, permits, commitments and franchises (excluding any liabilities for breach of contract, breach of warranty, tort or infringement or violation of law); (v) liabilities disclosed on a Schedule hereto and (vi) undisclosed liabilities which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 2.10 ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS. Except as set forth on SCHEDULE 2.10, since the date of the Balance Sheet, each APP Company has conducted its business only in the ordinary course of business consistent with past practice, there has been no material adverse change in or affecting any APP Company or its business and there is no condition or development or contingency of any kind existing which could reasonably be expected to result in any such change. Without limiting the foregoing, except as set forth on SCHEDULE 2.10, since the date of the Balance Sheet, there has not been, occurred or arisen:

        (i) any change in the business, or any change in the operations of the business of any APP Company or in the manner of conducting any APP Company's business, or sale or other disposition of any right, title or interest in or to any assets or properties used in the business or any revenues derived therefrom in each case other than changes, sales, dispositions which (a) are in the ordinary course of business consistent with past practice and (b) would not have nor could reasonably be expected to have a Material Adverse Effect;

        (ii) any loan, advance, agreement, arrangement or transaction between the Company and any employees of any APP Company or its affiliates, or any business or entity in which any APP Company, its affiliates, or any employee of either has any direct or indirect interest, except for compensation at rates not exceeding the rates of compensation permitted by clause (xii) below and advances made to employees of such APP Company for ordinary and customary business expenses in reasonable amounts in the ordinary course of business consistent with past practice;

        (iii) any sale, assignment, transfer or grant of any license or sublicense with respect to any patent, trademark, trade name, service mark, copyright, trade secret or other intangible asset used or useful in the business of any APP Company;

        (iv) any grant, incurrence, discharge, pledge, placement or satisfaction of any Encumbrance affecting or relating to, or any material interruption in the use of, any asset, tangible or intangible, of any APP Company, other than in connection with the payment of Specified Outstanding Debt hereunder and Permitted Liens (as hereinafter defined). "Permitted Liens" shall mean the following liens, security interests and encumbrances, none of which could reasonably be expected to have a Material Adverse Effect: (i) liens granted to secure Specified Outstanding Indebtedness; (ii) liens for taxes, assessments or other governmental charges or levies not yet due; (iii) statutory liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business of any APP Company consistent with past practices for amounts not yet due; (iv) liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business of any APP Company consistent with past practices in connection with worker's compensation, unemployment insurance or other types of social security; (v) liens with respect to interest in real property, defects of title, easements, rights-of-way, restrictions and other similar encumbrances not materially detracting from the value of such real property or interfering with the ordinary conduct of the use of such property; (vi) liens created in favor of lessors pursuant to real property leases; and (vii) liens created by or through Buyer or any of its affiliates;

        (v) any incurrence or payment of any material obligation or liability (absolute, accrued or contingent) other than current liabilities shown on the Balance Sheet and current liabilities incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice and repayments of Specified Outstanding Indebtedness;

        (vi) any material transaction (which shall mean any transaction or series of transactions totaling $100,000 or more) except in the ordinary course of business consistent with past practice;

        (vii) any declaration, setting aside or payment of any dividend or other distribution on or in respect of any shares of any APP Company's capital stock, or any direct or indirect redemption, retirement, purchase, repurchase or other acquisition by any APP Company of any shares of its capital stock or other securities;

        (viii) any change by any APP Company in accounting methods, principles or practices or any change in depreciation or amortization policies or rates therefore adopted by it;

        (ix) any material adverse change in, relating to, or affecting the condition, assets, personnel, properties, working capital, liabilities or business of any APP Company, including any material decline in sales volume from the prior year period, any material loss, through resignation, incapacity or otherwise, of the services of any key personnel, any loss of a material source of supply, or any material loss, damage or destruction to any assets of any APP Company;

        (x) any change in the Certificate of Incorporation or bylaws of any APP Company;

        (xi) any creation of, or action relating to the creation of, any subsidiary or purchase of or action relating to the purchase of, any equity interest in any other entity;

        (xii) any issuance or sale or authorization of the issuance or sale of any shares of capital stock or other securities of any APP Company or Other Equity Interest relating to shares of capital stock or other securities of any APP Company (either by any APP Company or any of the Sellers), other than to the Buyer hereunder;

        (xiii) any direct or indirect waiver or waivers by any APP Company of any right or rights (alleged, contingent or otherwise), or any direct or indirect payment or payments of any liability owed to any APP Company, in excess of $100,000 in the aggregate, in each case other than in the ordinary course of business consistent with past practice;

        (xiv) any payment or commitment entered into by any APP Company to pay any bonus, severance, pension, termination or special compensation of any kind to any of its officers, directors, consultants, agents, or employees, any increase in the rate of compensation payable or to become payable to any of its officers, directors, consultants, agents or employees, except for increases in the ordinary course of business consistent with past practice not in excess of 10% per annum for any individual;

        (xv) any purchase, sale, transfer, abandonment or other disposition of assets by any APP Company, other than purchases, sales, or leases of property in the ordinary course of business consistent with past practice;

        (xvi) any merger or consolidation of or by any APP Company with any other corporation or entity, or any acquisition by it of all or any part of the stock or the business or assets, other than inventory or equipment in the ordinary course of business consistent with past practice, of any other natural person, firm, association, corporation or business organization;

        (xvii) any execution, termination or amendment of any material contract, agreement, franchise, permit, license or other instrument by any APP Company except in the ordinary course of business consistent with past practice or any loss or termination or, to the Actual Knowledge of the
        Schedule 1.03 Sellers, threatened loss or termination, of any material customer or supplier of any APP Company;

        (xviii) any charitable contributions or any material non-business expense incurred or agreed to be incurred by any APP Company;

        (xix) any charge-off of any bad debt by any APP Company or any increase in any bad debt reserve of any APP Company, in each case except in the ordinary course of business consistent with past practice;

        (xx)    any election related to Tax (as defined in Section 2.13); or

        (xxi) any understanding, with respect to any commitment (contingent or otherwise) to do any of the foregoing.

        SECTION 2.11 INVENTORIES. Except as listed on Schedule 2.11, all of the inventory of the APP Companies reflected on the Balance Sheet or thereafter acquired (and not subsequently sold in the ordinary course of business) consists of items of a quality and quantity usable or saleable in the ordinary course of the APP Companies' business, subject to appropriate reserves for inventory write-down which are set forth on the face of the Balance Sheet, at prices having a value equal to the amounts reflected on the Balance Sheet or, with respect to after-acquired inventory, at least equal to the cost thereof plus markups consistent with past practice. Each item of such inventory is valued on the Balance Sheet at the lower of cost (on a first-in-first-out basis) or market, in accordance with GAAP. Except as listed on Schedule 2.11, all items of inventory are located on premises owned or leased by an APP Company. The inventories and supplies of the APP Companies are on the date hereof, and will be on the Closing Date, at normal and adequate levels for the continuation of such business in the ordinary course of business.

        SECTION 2.12 RECEIVABLES. SCHEDULE 2.12(a) provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the APP Companies as of September 30, 1997. Except as set forth on SCHEDULE 2.12(b), all such receivables listed or required to be listed on SCHEDULE 2.12(a) and any such receivables acquired after September 30, 1997
(a) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, (b) represent valid obligations, and (c) are current and are expected to be collectible in the aggregate face amounts thereof without any counterclaim or set-off when due, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable that are computed in a manner consistent with GAAP and past practice and as reflected in the Balance Sheet or with respect to receivables arising subsequent to September 30, 1997, the books and records of the APP Companies, and (d) except as set forth on SCHEDULE 2.12(b) and Permitted Liens, are owned by the APP Companies free of all Encumbrances. No discount or allowance from any receivable has been made or agreed to (other than customary payment discounts in the ordinary course of business consistent with past practice), and none represents billings prior to actual sale of goods or provision of services.

        SECTION 2.13 TAXES. (a) All Tax Returns required to be filed by or with respect to each APP Company on or before the date hereof have been timely filed, taking into account appropriate and allowable extensions (and, in the case of such Tax Returns required to be filed after the date hereof and on or prior to the Closing Date, will be so filed) except where the failure to so file has not, would not and will not subject any APP Company to any material liability, and all such Tax Returns are (and will be) true and complete in all material respects. Each APP Company has timely paid, or there have been paid on their behalf, all Taxes (whether or not shown on any Tax Return) that are due, or except as set forth on Schedule 2.13, claimed or asserted by any taxing authority to be due, from or with respect to it for taxable years or periods ending prior to the date hereof (and, each APP Company will so pay in the case of payments required to be made after the date hereof and on or prior to the Closing Date) except to the extent adequately reserved in accordance with GAAP on the Financial Statements. No APP Company files any material Tax Returns in any jurisdiction other than those set forth in SCHEDULE 2.13. No claim has been made by an authority in a jurisdiction where any of the APP Companies does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

        (b) The Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP (except that the interim Financial Statements lack footnotes and other presentation items and are subject to normal year-end adjustments). The Company has established and will continue to establish, in the ordinary course of business and consistent with its past practices, reserves reasonably estimated to be adequate for the payment of all Taxes for the period from September 30, 1997 through the Closing Date, and the Company will disclose the dollar amount of such reserves to the Buyer on or prior to the Closing Date.

        (c) Except as set forth on Schedule 2.13, no audit or other proceeding by any court, Governmental Entity, or similar person is pending, or is threatened in writing or otherwise, with respect to any Tax due from or with respect to an APP Company or any such Tax Return filed by or with respect to an APP Company. Except as set forth on Schedule 2.13, no assessment of Taxes has been proposed in writing against an APP Company or any of their respective assets that has not been paid.

        (d) Except as set forth on Schedule 2.13, no issue relating to the APP Companies has been raised in writing by any taxing authority in any audit or examination which, by application of the same or similar principles, could reasonably be expected to result in a material deficiency for any subsequent period, including periods subsequent to the Closing Date. There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to the period for the collection or assessment of, Taxes due from or with respect to any APP Company for any taxable period, and no power of attorney granted by or with respect to any APP Company relating to Taxes is currently in force. With respect to Taxes for taxable years or periods ending after 1994, no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign law has been entered into by or with respect to any APP Company.

        (e) APP has previously delivered to Buyer true and complete copies of each of (i) any audit reports issued within the last three years relating to the United States federal, state, local or foreign Taxes due from or with respect to any APP Company and (ii) the United States federal income Tax Return, and those state, local and foreign Tax Returns for each of the last three taxable years, filed by any APP Company.

        (f) There are no Tax liens or other Encumbrances with respect to Taxes upon any of the assets of any APP Company, other than with respect to Taxes not yet due and payable.

        (g) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to any APP Company or any of their respective assets. None of the assets or properties of any APP Company is an asset that is or will be required to be treated as being
(i) owned by any person (other than an APP Company) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986, or (ii) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

        (h) Each APP Company is in material compliance with all applicable laws or regulations relating to the payment or withholding of Taxes. Each APP Company is in material compliance with its obligation to withhold from employee salaries, wages and other compensation and pay over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws and regulations. Each APP Company is in material compliance with its obligations to withhold and pay all Taxes required to have been withheld and paid in connection with amounts owing to any independent contractor, creditor, stockholder or other third party.

        (i) Effective as of the Closing no APP Company shall be a party to, be bound by or have any obligation under, any Tax sharing, Tax indemnity or similar contract or arrangement.

        (j) Except as set forth on Schedule 2.13, there is no contract or agreement, plan or arrangement by any APP Company (other than Section 1.03 hereof) covering any person that, individually or collectively, could give rise to payment after the Closing of any amount that would not be deductible by an APP Company by reason of Section 280G of the Code or would constitute compensation in excess of the limitations set forth in Section 162(m) of the Code.

        (k) No APP Company has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in its accounting method, and there is no application pending with any taxing authority requesting permission for, nor has the Internal Revenue Service ("IRS") proposed any changes, in any accounting method of any APP Company.

        (l) No APP Company (i) has been a member of an affiliated group (within the meaning of the Code) filing a consolidated federal income Tax Return other than a group the common parent of which is APP, or (ii) has any liability for the Taxes of any person (other than an APP Company) under Reg. ss.1.1502-6 (or any similar provision of state local or foreign law), as a transferee or successor, by contract, or otherwise.

        (m) None of the APP Companies has been a United States real property holding corporation with the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(i)(A)(ii).

        (n) "Tax" and "Taxes" means all taxes, charges, fees, levies, tariffs, duties or other similar assessments, including, without limitation, (i) income, gross receipts, gains, surtax, severance, payroll, production, ad valorem or value added, surtax, premium, excise, real property, personal property, windfall profit, sales, use, transfer, duty licensing, withholding, employment, payroll, estimated and franchise taxes imposed by the United States of America, any state, local, or foreign government, or any subdivision, agency, or other similar Person of the United States or any such government, and (ii) any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any Tax or any contest, dispute or refund thereto; whether or not imposed on a consolidated combined or unitary basis or as a result of transferee, joint or several liability.

        (o) "Tax Return" means any report, return, statement or other information required to be supplied to a taxing authority in connection with Taxes.

        SECTION 2.14 LITIGATION. Except as set forth on SCHEDULE 2.14, there is no (a) action, suit, claim, proceeding or investigation (i) pending, or (ii) to the Actual Knowledge of the Schedule 1.03 Sellers, affecting (or which could reasonably be expected to affect) any APP Company in a manner which could reasonably be expected to have a Material Adverse Effect (whether or not such APP Company is a party or prospective party thereto) or, to the Actual Knowledge of the Schedule 1.03 Sellers, threatened against any APP Company or, in either case at law or in equity, before or by any Federal, state, municipal or other governmental department, commission, board, authority, entity, bureau, agency or instrumentality, domestic or foreign ("Governmental Entity"), (b) arbitration proceeding relating to any APP Company or (c) Governmental Entity inquiry pending, involving or affecting, or to the Actual Knowledge of the Schedule 1.03 Sellers threatened, against any APP Company, and, to the Best Knowledge of the
Schedule 1.03 Sellers, there is no basis for any of the foregoing which could reasonably be expected to have a Material Adverse Effect. Except as set forth on
SCHEDULE 2.14, no APP Company nor any Schedule 1.03 Seller has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which could have a Material Adverse Effect. Except as set forth on Schedule 2.14, there are no outstanding orders, writs, judgments, injunctions or decrees of any court, arbitration tribunal, or other Governmental Entity against, involving or affecting any APP Company. No APP Company is in default with respect to any order, writ, injunction or decree from any court or of any Governmental Entity. Except as set forth on SCHEDULE 2.14, there is no action or suit by any APP Company pending or threatened against others.

        SECTION 2.15 CERTAIN PRACTICES. Except as set forth on Schedule 2.15, to the Best Knowledge of the Schedule 1.03 Sellers, no APP Company nor any of its directors, officers or employees has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder such APP Company (or assist in connection with any actual or proposed transaction) which could reasonably be expected to have a Material Adverse Effect.

        SECTION 2.16 COMPLIANCE WITH LAW. No APP Company is subject to any judgment, order, writ, injunction, or decree that could reasonably be expected to have a Material Adverse Effect or that could adversely affect the ability of the APP Companies to consummate the transactions contemplated hereby. Each APP Company is, and has at all times been, in compliance with all, and is not and has not been in violation of any, federal, state, local, municipal, foreign or other law, statute, ordinance, code, permit, rule, regulation, order, common law principle or other legal requirement applicable to it, its operations, properties, assets, products and services ("Legal Requirement") except for any failure to comply or violation which could not reasonably be expected to have a Material Adverse Effect and that could not adversely affect the ability of the APP Companies to consummate the transactions contemplated hereby. Except as set forth in SCHEDULE 2.16, none of the APP Companies nor any Seller have ever received any written notice or, to the Actual Knowledge of any Schedule 1.03 Seller, any other communication from any Governmental Entity regarding any actual or possible violation of, or actual or alleged failure to comply with, any Legal Requirement by the Company or any of its employees, officers, directors, agents or consultants, except for those which have been cured and to which there is no remaining liability. There is no existing Legal Requirement, and, to the Actual Knowledge of the Schedule 1.03 Sellers, there is no proposed Legal Requirement, which would prohibit any APP Company, or otherwise materially adversely affect any APP Company in, conducting the business of any APP Company in any jurisdiction in which such business is now conducted or proposed to be conducted (whether before or after the consummation of the transaction contemplated hereby).

        SECTION 2.17 LICENSES AND PERMITS. SCHEDULE 2.17 lists all material licenses, permits, franchises, registrations, pending applications, consents, approvals and authorizations of or from any Governmental Entity, used in or otherwise necessary in the business of each APP Company as currently conducted or currently proposed to be conducted by the Company (collectively, the "Permits"), each of which is and will remain in full force and effect following the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. To the Actual Knowledge of the Schedule 1.03 Sellers, there is no reason that an application for renewal or extension of any such permits, if submitted, will not be granted. Each APP Company is and has been in compliance with all conditions and requirements imposed by the Permits and no APP Company or any Seller has received any notice that any Governmental Entity or other issuer of a Permit intends to cancel or terminate any of the Permits. To the Best Knowledge of the Schedule 1.03 Sellers, no valid grounds for the cancellation or termination of any Permit exist. To the Best Knowledge of the Schedule 1.03 Sellers, no other material permits, licenses or authorizations are necessary to operate the business of any APP Company as currently operated. The APP Companies own or have the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Encumbrance except to secure Indebtedness (as defined in Section 2.35), and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby.

        SECTION 2.18 LABOR AND EMPLOYEE RELATIONS. No APP Company is a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees, and no Schedule 1.03 Seller has Actual Knowledge of any attempt to organize any of the employees of any APP Company by any person, unit or group seeking to act as their bargaining agent. There are no pending or, to the Actual Knowledge of the Schedule 1.03 Sellers, threatened charges (by employees, their representatives or Governmental Entities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by any APP Company. No union representation elections relating to employees of any APP Company have been scheduled by any Governmental Entity, no organizational effort is being made with respect to any of such employees, and there is no investigation of any APP Company's employment policies or practices by any Governmental Entity pending or threatened. No APP Company is currently, or within the last three years has been, involved in labor negotiations with any unit or group seeking to become the bargaining unit for any of the employees of any APP Company. No APP Company has experienced any employee or union initiated work stoppage during the last three years and, to the Best Knowledge of the
Schedule 1.03 Sellers no employee or union initiated work stoppage is planned.

        SECTION 2.19 CERTAIN EMPLOYEES. Set forth in SCHEDULE 2.19 is a list of the names of all of the employees, consultants and independent sales representatives of the APP Companies, together with the title or job classification of each such person and the base annual and the total compensation paid to each such person in fiscal year 1996 and anticipated to be paid in fiscal year 1997. Except as specifically described on SCHEDULE 2.19 or in the Company's severance policies described on SCHEDULE 2.20 or pursuant to the Management Employment Agreements, none of such persons has an employment agreement or understanding, whether oral or written, with any APP Company which is not immediately terminable on notice by such APP Company without cost or other liability to such APP Company. No person listed on SCHEDULE 2.19 (except any hourly or temporary employee) has advised any Schedule 1.03 Seller that he or she intends to terminate his or her employment with any APP Company or seek a material change in his or her duties or status.

        SECTION 2.20 EMPLOYEE BENEFITS. Set forth on Schedule 2.20 is a complete list of all pension, profit sharing, retirement, 401(k), deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, golden parachute, disability, hospitalization, medical insurance, life insurance, dental insurance, fringe benefit, educational assistance, cafeteria, welfare and other employee benefit plans, programs, policies, practices or arrangements (oral or written) to which employees, former employees or retired employees, directors, former directors, officers, former officers, contractors or consultants of any APP Company (or any of their family members) may be entitled, including any such plan, program, policy, practice or arrangement which heretofore has expired or been terminated and for which the any APP Company may have any ongoing obligations or liabilities. Each such plan, program, policy, practice or arrangement listed or required to be listed on Schedule 2.20 is referred to herein as an "Employee Plan".

        (a) EMPLOYEE PLANS. APP has provided the Buyer with complete and correct copies of all plan documents and amendments thereto which comprise each Employee Plan, and, as and if applicable for any such Employee Plan: (i) the summary plan description and all modifications thereto or insurance policy, (ii) the last three (3) annual reports filed with the Internal Revenue Service ("IRS"), (iii) the latest summary annual report, (iv) any summary of material modifications,
(v) the most recent IRS determination letter, (vi) any trust agreements and any amendments made thereto, (vii) any service provider agreements (including investment advisors and custodian agreements), (viii) the most recent actuarial reports for each Welfare Plan (as defined in Section 2.20(c)) covering retired employees or their spouses and dependents, and (ix) the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") continuation coverage notices and HIPAA Certificates provided to employees. Each Employee Plan conforms in all material respects to, and is in material compliance with, all Legal Requirements including, (with respect to each Employee Plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or the Code, ERISA, the Code and all other Legal Requirements, including all funding, reporting, disclosure, fiduciary, non-discrimination, group health plan continuation coverage and Tax qualification requirements. There has been no prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and no breach(es) of any fiduciary duties or obligations under Section 404 of the Code with respect to any Employee Plan. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any Employee Plan, Employee Plan fiduciary, or the assets of any Employee Plan.

        (b) PENSION PLANS. No Employee Plan is or has been at any time or is or was intended to be an "employee pension benefit plan" (as defined in Section 3(2) of ERISA). No APP Company contributes or has contributed to a "multiemployer plan" (as defined in Section 3(37) of ERISA) or "multiple employer plan" (as defined in Section 413 of the Code).

        (c) WELFARE PLANS. Schedule 2.20 identifies each Employee Plan which is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan") and identifies which, if any, of such plans involve benefits to retired employees. Each Welfare Plan subject to the requirements of COBRA and the Health Insurance Portability and Accountability Act ("HIPAA") has complied with all applicable Legal Requirements of COBRA and HIPAA including all notice requirements, under its group Welfare Plans.

        (d) ADMINISTRATION. Each Employee Plan has been administered in accordance with its terms and in full compliance with all applicable Legal Requirements. No Employee Plan is, or at any time in the past three years has been, the subject of an audit or examination by a government agency, and no Employee Plan is, or at any time in the past three years has been, the subject of an application or filing under a government sponsored voluntary compliance, amnesty or similar program.

        (e) ACCELERATION OF BENEFITS. Except as set forth on Schedule 2.20(e), the consummation of the transactions contemplated hereby will not cause to commence, entitle, or otherwise convey a right to receive upon any officer, former officer, director, former director, employee or former or retired employee, or any other person, a golden parachute or other form of accelerated benefit payment.

        SECTION 2.21 TANGIBLE PROPERTIES. SCHEDULE 2.21 contains a true and complete list of all tangible personal property owned by or leased to any APP Company as of the date hereof, which is either material to an APP Company or its business or which has a value in excess of $100,000 (the "Tangible Personal Property"). Except as shown on SCHEDULE 2.21, each APP

Company has good and marketable title, free and clear of all Encumbrances, to the Tangible Personal Property listed on such schedule as owned by it. With respect to Tangible Personal Property leased by such APP Company as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which such APP Company may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, there is not under any of such instruments any existing default by any APP Company or event of default by any APP Company or event which with notice or lapse of time or both would constitute such a default by an APP Company, and, to the Actual Knowledge of the
Schedule 1.03 Sellers, except as set forth on Schedule 2.21, there is not under any of such instruments any existing default by any other party thereto or event of default by any other party thereto or event which with notice or lapse of time or both would constitute such a default by any other party thereto except defaults which individually or in the aggregate would not reasonably be expected to result in a Material Adverse Effect. Such APP Company's possession and use of such property has not been disturbed and no claim has been asserted against such APP Company adverse to its rights in such leasehold interests. All Tangible Personal Property is adequate and usable for the purposes for which it is currently used and is generally in good operating condition compared to assets of like age and quality and subject to reasonable maintenance and repairs. During the past three (3) years, there has not been any interruption of the operations of any APP Company's business due to the condition of any of the Tangible Personal Property other than interruptions (i) in the ordinary course of business, or (ii) which have not had and could not reasonably be expected to have a Material Adverse Effect.

        SECTION 2.22 OWNED PREMISES. No APP Company owns any real property or any interest in real property, except for the real property leases identified on
SCHEDULE 2.23.

        SECTION 2.23 LEASED PREMISES. SCHEDULE 2.23 sets forth a true and complete list and description of each parcel of real property leased by each APP Company (the "Leased Parcels") and identifies the leases related to such Leased Parcels. Each lease covering a Leased Parcel is in full force and effect (there existing no material default under any such lease or event which, with the lapse of time or notice or otherwise, would constitute a default), conveys the leased real estate purported to be conveyed thereunder, and is enforceable by such APP Company in accordance with its terms. Each APP Company has the right to use the Leased Parcels in accordance with the terms of such leases free and clear of all Encumbrances or other interests or rights of third parties, except Permitted Liens. The possession of such property by such APP Company has not been disturbed and, to the Actual Knowledge of the Schedule 1.03 Sellers, no claim has been asserted against any APP Company adverse to its rights in such leasehold interests. To the Actual Knowledge of the Schedule 1.03 Sellers, each structure located on each Leased Parcel is structurally sound, adequately maintained and is in good condition and repair consistent with the uses to which it is presently being put or intended to be put and other properties of like construction and age except as could not reasonably be expected to have a Material Adverse Effect. All structures, improvements and fixtures on the Leased Parcels and the current uses of the Leased Parcels conform and comply in all material respects to any and all Legal Requirements. No notice from any Governmental Entity or other person has been served upon, or received by, any APP Company or any Schedule 1.03 Seller claiming any violation of any such Legal Requirement, or requiring any work, repairs, reclamation, construction, alterations or installation on or in connection with any Leased Parcel or any structure, improvement or fixture thereon which has not been complied with in all material respect or that any right of access or other right enjoyed by any APP Company is being modified or terminated. There is no violation of any written covenant or restriction affecting title or use of any Leased Parcel, which could reasonably be expected to have a Material Adverse Effect. There are no pending or, to the Actual Knowledge of the Schedule 1.03 Sellers, threatened condemnation or similar proceedings or assessments affecting any of the Leased Parcels.

        SECTION 2.24 ENVIRONMENTAL MATTERS.

        Except as set forth on Schedule 2.24:

        (a) COMPLIANCE. Each APP Company has at all times operated in material compliance with all applicable Legal Requirements.

        (b) ENVIRONMENTAL SUBSTANCE LIABILITY. No APP Company has handled, stored, transported, disposed or released any substances in a manner that has given or will give rise to liability on the part of any APP Company for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of response (including any such liability on account of the right of any Governmental Entity or private entity or person), and including closure expenses, costs of assessment, containment, removal or response arising under any Legal Requirement.

        (c) ENVIRONMENTAL PERMITS. Each APP Company has obtained and holds all material registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local government body or agency ("Environmental Permits"), that are required in connection with such APP Company's operation of its facilities or plants. Such Environmental Permits, all of which are listed and described in SCHEDULE 2.24, are currently effective and sufficient for the ownership and operation of the plants and facilities and the operation of each APP Company as currently conducted and intended to be conducted.

        As used in this Section 2.24, the term "Substances" shall mean any pollutant, contaminant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any current or, to the Actual Knowledge of the
Schedule 1.03 sellers, currently proposed federal, state or local statute or any regulation promulgated pursuant thereto.

        SECTION 2.25 INSURANCE. Each APP Company is, and will be through the Closing, adequately insured in respect of its properties, assets and businesses against risks normally insured against by companies in similar lines of business under similar circumstances. SCHEDULE 2.25 accurately describes (by type, carrier, policy number, limits, premium, and expiration date) the insurance coverage carried by the APP Companies or any of them, which insurance is and will remain in full force and effect with respect to all events occurring prior to the Closing. No APP Company has failed to give any notice or present any material claim under any such policy or binder in due and timely fashion, has received notice of cancellation or non-renewal of any such policy or binder, is aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, or has received written notice of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

        SECTION 2.26 OUTSTANDING COMMITMENTS. SCHEDULE 2.26 lists each existing contract, agreement, understanding, commitment, license and franchise, whether written or oral, which is material to any APP Company or its business or assets, or which involves amounts in excess of $50,000 (each, a "Material Agreement," and collectively, the "Material Agreements"). The APP Companies have delivered or made available to the Buyer true, correct and complete copies of all of the Material Agreements specified on SCHEDULE 2.26 which are in writing, and
SCHEDULE 2.26 contains an accurate and complete description of all material terms of each Material Agreements which is not in writing. The APP Companies have paid in full all amounts due and required to be paid as of the date hereof under each Material Agreement identified in SCHEDULE 2.26 and will have satisfied in full all of their respective liabilities and obligations thereunder due and required to be paid prior to the Closing. All of the Material Agreements listed in SCHEDULE 2.26 are in full force and effect, except such Material Agreements to be terminated at Closing pursuant to this Agreement. Each APP Company and, to the Actual Knowledge of the Schedule 1.03 Sellers, each other party thereto have performed all of the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Material Agreement except where such failures to perform and defaults could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No APP Company has a present expectation or intention of not fully performing all of its obligations under each Material Agreement, and no Schedule 1.03 Seller has Actual Knowledge of any breach or anticipated breach by the other party to any contract or commitment to which any APP Company is a party. There exists no actual or, to the Actual Knowledge of the Schedule 1.03 Sellers, threatened termination, cancellation or limitation of the business relationship of any APP Company with any party to any such Material Agreement.

        SECTION 2.27 INTELLECTUAL PROPERTY. As used herein, "Intellectual Property Rights" shall refer to recipes, patents, inventions, know-how, show-how, designs, trade secrets, copyrights, maskrights, trademarks, tradenames, servicemarks, manufacturing processes, formulae, trade secrets, technology or the like, and all applications for and rights associated with (including any rights under any license or contract) any of the foregoing. All Intellectual Property Rights owned, controlled or used by any of the APP Companies are referred to collectively as "Company Intellectual Property Rights". Schedule 2.27 sets forth a list of all material (i) license agreements pertaining to Intellectual Property Rights that are currently in force and to which any of the APP Companies is a party; (ii) patents, trademarks and copyrights registered in the name of or owned by any APP Company; (iii) pending applications for the foregoing, owned or used by any APP Company and (iv) unregistered trademarks.

        All patents, copyrights and trademarks included in Company Intellectual Property Rights are (except as described on Schedule 2.27) valid and in full force and all applications listed therein as pending have been prosecuted in good faith as required by law and are in good standing. The Company has delivered or made available to the Buyer true and complete copies of all of such Company Intellectual Property Rights to the extent embodied in any writing, including all applications, licenses, commitments and other agreements, including all amendments and supplements thereto and modifications thereof, and SCHEDULE 2.27 includes a description of each material Company Intellectual Property Right that is not in writing. Except as described on Schedule 2.27, there has been no infringement nor has their been any assertion of any infringement, by any APP Company or its affiliates with respect to any Intellectual Property Rights of others, other than infringements which individually or in the aggregate could reasonably be expected to result in a Material Adverse Effect. The Company owns or possesses adequate licenses or other rights to use all Company Intellectual Property Rights in the conduct its business as currently conducted and as currently proposed to be conducted by the Company. The Company Intellectual Property Rights constitute all of the Intellectual Property Rights necessary for the Company to conduct its business as currently conducted and as proposed to be conducted by the Company. Except as set forth on Schedule 2.27, none of the Company Intellectual Property Rights is involved in any interference or reexamination or cancellation or opposition proceeding, and, no APP Company has been notified or alerted (in writing or otherwise) that any such proceeding will hereafter be commenced. Each APP Company except as described on Schedule 2.27 have used all reasonable efforts to protect the Company Intellectual Property Rights against infringement by others and to preserve their trade secrets and confidential or proprietary information. Except as set forth on Schedule 2.27, to the Best Knowledge of the Schedule 1.03 Sellers, no APP Company has any basis for provoking or initiating an interference or opposition proceeding with respect to any Intellectual Property Right held or used by others, and does not have any basis for believing that any of the Company Intellectual Property Rights are being infringed by others. All of the rights held by the APP Companies associated with the Company Intellectual Property Rights are legally valid and binding and in full force and effect. No APP Company is in default under any such license, contract or other agreement and there are no defaults by any other party to any such license, contract or other agreement that could reasonably be expected to have a Material Adverse Effect. Except as described in
SCHEDULE 2.27, no APP Company has granted any person or entity any right to use any of the Company Intellectual Property Rights for any purpose.

        SECTION 2.28 PROPRIETARY INFORMATION OF THIRD PARTIES. Except as set forth on Schedule 2.28, no third party has claimed or, to the Best Knowledge of any Schedule 1.03 Seller, has reason to claim that any person employed by or affiliated with any APP Company has (a) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees.

        To the Best Knowledge of the Schedule 1.03 Sellers, no person employed by or affiliated with any APP Company has employed or, to the Actual Knowledge of the Schedule 1.03 Sellers, proposes to employ any trade secret or any information or documentation proprietary to any former employer, and no person employed by or affiliated with any APP Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of such APP Company, and the Sellers have no reason to believe there will be any such employment or violation. To the Actual Knowledge of the Schedule 1.03 Sellers, none of the execution or delivery of this Agreement, or the carrying on of the business of the APP Companies as officers, employees or agents by any officer, director, employee or consultant of any APP Company, or the conduct or proposed conduct of the business of the APP Companies, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

        SECTION 2.29 SIGNIFICANT CUSTOMERS AND SUPPLIERS. Set forth on SCHEDULE
2.29 is a list of the ten largest customers and ten largest suppliers of each APP Company (i) for the twelve-month period ended December 31, 1996 and (ii) for the nine-month period ended September 30, 1997, together with the amount of sales or purchases attributable to such customers or suppliers expressed in dollars and as a percentage of total sales or purchases, as the case may be for such periods. Except as set forth on SCHEDULE 2.29, no customer who purchased from or supplier who supplied to any APP Company more than $100,000 worth of products, supplies or services during either of the past two years (a "Significant Customer" and a "Significant Supplier", respectively) has terminated, materially reduced or to the Actual Knowledge of the Schedule 1.03 Sellers threatened to terminate or materially reduce its purchases from or provision of products or services to any APP Company, as the case may be. To the Actual Knowledge of the Schedule 1.03 Sellers, no Significant Customer or Significant Supplier will or is likely to terminate or materially reduce its purchases from or provision of products or services to any APP Company, as the case may be. Copies of the standard forms of purchase or supply contracts of each APP Company and sales contracts are set forth in SCHEDULE 2.29.

        SECTION 2.30 BANKS, BROKERS AND PROXIES. SCHEDULE 2.30 sets forth:

        (a) the name of each bank, investment manager, trust company and stock or other broker with which each APP Company maintains an account or from which it borrows money;

        (b) the names of all persons authorized by any APP Company to effect transactions therewith, or to have access to any safe deposit box or vault; and

        (c) all proxies, powers of attorney, agency agreements or other like instruments to act on behalf of any APP Company or the Sellers in matters concerning the business or affairs of any APP Company.

        SECTION 2.31 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Except pursuant to the Specified Outstanding Indebtedness, no APP Company has assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other person (including liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

        SECTION 2.32 TRANSACTIONS WITH AFFILIATES. Except as set forth on
SCHEDULE 2.32, no director, officer or employee (except for hourly or temporary employees) of any APP Company, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest exceeding five percent, is a party to any transaction with any APP Company (other than employment), including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

        SECTION 2.33 RECORDS. The minute books, stock certificate books and stock transfer ledgers of each APP Company are complete and correct in all material respects with respect to the matters set forth therein.

        SECTION 2.34 DISCLOSURE. To the Best Knowledge of the Schedule 1.03 Sellers, neither this Agreement, nor any schedule or exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

        SECTION 2.35 INDEBTEDNESS. A listing and description of all Indebtedness (as hereinafter defined) pursuant to which any APP Company is obligated or any Seller is obligated on behalf of any APP Company is set forth on SCHEDULE 2.35. Except as set forth on SCHEDULE 2.35, none of the APP Companies has outstanding on the date hereof any Indebtedness. The Sellers have delivered to the Buyer true, correct and complete copies of each instrument which evidences, or will evidence on the Closing Date, Indebtedness and each instrument by which such Indebtedness is or may be secured. "Indebtedness" shall mean, with respect to any person, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind (other than deposits, advances or excess payments accepted in connection with the sale by such person of products or services in the ordinary course of business and other than Permitted Liens),
(ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person upon which interest charges are customarily paid (other than obligations accepted in connection with the purchase by such person of products or services in the ordinary course of business), (iv) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (v) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business and paid when due), (vi) all obligations secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by any APP Company whether or not the obligations secured thereby have been assumed, (vii) all obligations of such person under leases required to be accounted for as capital leases under generally accepted accounting principles, and (viii) all Guarantees of such person. "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness; PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case, in the ordinary course of business.

        SECTION 2.36 NO BROKER OR FINDER. No broker, finder, investment banker or other financial advisor or consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the Buyer or any of the APP Companies.

               ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER

        The Buyer represents and warrants to the Sellers as follows:

        SECTION 3.01 INVESTMENT INTENT. The Buyer is acquiring the Shares for its own account, for investment purposes only and not with a view toward distribution thereof. The Buyer acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and that the Securities may not be resold absent such registration or unless an exemption therefrom is available. The Buyer qualifies as an "accredited investor", as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

        SECTION 3.02 ORGANIZATION. Buyer is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

        SECTION 3.03 BUYER POWER AND AUTHORITY. Buyer has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. Subject to the conditions set forth in Section 6.01, the execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by Buyer. This Agreement does, and each of the other agreements, documents and instruments to be executed and delivered by Buyer when so duly executed and delivered, shall constitute the valid and binding obligation of Buyer enforceable against Buyer in accordance with their terms.

        SECTION 3.04 VALIDITY, ETC. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of any certificate of incorporation, bylaw, judgment, decree, order, statute or regulation applicable to Buyer (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for the requirements of the H-S-R Act, applicable federal and state securities laws, and the rules of the New York Stock Exchange,

(iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any Legal Requirement, permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which Buyer is a party or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer which, in the case of any of (i) - (iv), would materially impair the Buyer's ability to consummate the transactions contemplated hereby.

        SECTION 3.05 BROKERS. No agent, broker, investment banker, or other entity or natural person acting on behalf of the Buyer or under the authority of the Buyer is or will be entitled to any fee or commission directly or indirectly from the Sellers (or the Company in the event the transactions contemplated hereby do not occur) in connection with any of the transactions contemplated hereby.

        SECTION 3.06 FINANCING. On the Closing Date, the Buyer will have all the funds necessary in order to pay the Cash Consideration, the Accrued Yield Amount and the Outstanding Indebtedness Amount and to consummate the transactions contemplated hereby. Such funds shall be immediately available at the Closing and subject to no Encumbrances.

                       ARTICLE IV COVENANTS OF THE SELLERS

        The Sellers (or certain of them, as applicable) covenant and agree with the Buyer that at all times prior to the Closing or termination of this Agreement except as specifically provided in Section 4.02(b) and 4.02(c):

        SECTION 4.01 COOPERATION. The Schedule 1.03 Sellers shall use all commercially reasonable efforts in good faith to perform and fulfill and to cause the APP Companies to perform and fulfill, all conditions and obligations to be fulfilled or performed by them hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated. The Class B Sellers shall not take any action that is intended or could reasonably be expected to cause any APP Company or any Seller to fail to perform and fulfill all conditions and obligations to be fulfilled or performed by the APP Companies or any Seller hereunder, or that is intended or could reasonably be expected to cause the transactions contemplated hereby not to be fully and timely consummated. Each Class B Seller shall (severally and not jointly) use all commercially reasonable efforts in good faith to satisfy, perform and fulfill all conditions and obligations to be fulfilled or performed by them hereunder, to the end that the transactions contemplated hereby will be fully and timely consummated. Each Seller (severally and not jointly) agrees to vote and shall vote in favor of or consent to any and all actions required to be approved by them in order to consummate the transactions contemplated hereby.

        SECTION 4.02 ACCESS. (a) Until the Closing, the Schedule 1.03 Sellers shall: (i) give and shall cause each APP Company to give, the Buyer, its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to each APP Company's offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the APP Companies and persons employed by or doing business with the APP Companies; (ii) furnish and cause each APP Company to furnish the Buyer and its representatives during such period with all such information as such representatives may reasonably request; (iii) reasonably cooperate and cause the officers, employees, consultants, agents, accountants and attorneys of the APP Companies to reasonably cooperate fully with the representatives of the Buyer in connection with such review and examination subject to Buyer executing customary disclosure agreements with such advisors if requested by the Section 1.03 Sellers or such advisors; and (iv) promptly make full disclosure to the Buyer of all material facts, affecting the financial condition, business operations, properties and prospects of each of the APP Companies that could reasonably be expected to have a Material Adverse Effect; provided, however, that the Buyer will, through the Closing Date (and thereafter if the Closing does not occur), hold the documents and information concerning the APP Companies confidential in accordance with Section 10.17 hereof and the Confidentiality Agreement between the Company and the Buyer dated December 3, 1996.

        (b) At or promptly following the Closing, if requested by the Buyer, the
Schedule 1.03 Sellers shall deliver or shall cause to be delivered to the Buyer all records relating to the APP Companies which are in their possession or in the possession of their accountants, attorneys and other third parties.

        (c) Following the Closing, if requested by the Company, to the extent not delivered at the Closing, the Schedule 1.03 Sellers shall deliver or shall cause to be delivered to the Company all records relating to the APP Companies which remain in their possession or in the possession of their accountants, attorneys and other third parties.

        SECTION 4.03 INSURANCE. The Schedule 1.03 Sellers shall cause each APP Company to maintain with their current insurers or with other financially sound insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

        SECTION 4.04 COMPLIANCE WITH LAWS. The Schedule 1.03 Sellers shall cause each APP Company to conduct its business in compliance, in all material respects, with all Legal Requirements.

        SECTION 4.05 KEEPING OF BOOKS AND RECORDS. The Schedule 1.03 Sellers shall cause each APP Company to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting, in all material respects, all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, Taxes, bad debts and other purposes in connection with its business shall be made.

        SECTION 4.06 ACTIONS PRIOR TO CLOSING. Except as consented to in writing by the Buyer, which consent shall not be unreasonably withheld, the Schedule
1.03 Sellers shall cause each APP Company to conduct its Business pending the Closing only in the ordinary and usual course of business consistent with past practice.

        Except as expressly contemplated by this Agreement or as consented to in writing by the Buyer, during the period from the date of this Agreement to the Closing Date, (a) no Seller shall nor shall the Warrantholder sell transfer or pledge, or authorize or propose the, sale, transfer or pledge of any Shares, the Class C Warrant or Other Equity Interests relating to the Shares or the Class C Warrant or consent to the Shares or the Class C Warrant becoming subject to any Encumbrance, and (b) the Schedule 1.03 Sellers shall cause each APP Company not to take any action to cause, and shall not permit any APP Company to:

        (i) issue, sell transfer or pledge, or authorize or propose the issuance, sale transfer or pledge of (A) shares of capital stock of any class (including the Shares), or other securities or Other Equity Interests relating to the capital stock or other securities of any such APP Company, or grant or accelerate any right to convert or exchange any securities of the Company for shares of capital stock of any APP Company, or (B) any other securities in respect of, in lieu of or in substitution for shares outstanding on the date thereof;

                (ii) redeem, repurchase or otherwise reacquire, any of its outstanding securities (including the Shares);

        (iii) declare, accrue, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on or in respect of any share of capital stock or other securities of any APP Company other than as set forth on SCHEDULE 2.03(a);

        (iv) except pursuant to agreements or arrangements in effect on the date hereof each of which are listed on SCHEDULE 4.06, or in the ordinary course of the APP Companies' business consistent with past practice, (A) make any acquisition of assets or securities, any disposition of assets or securities or any change in its capitalization, or (B) enter into any material contract or release or relinquish any material contract or other rights;

        (v) incur any Indebtedness, other than Indebtedness under the Working Capital Note included in that certain Credit Agreement dated as of September 27, 1995 among the Subsidiary, APP, the lenders party thereto and NationsCredit Commercial Corporation as agent, as amended through the date hereof, and the Continuing Letter of Credit Agreement, dated as of July 1, 1997 between the Subsidiary and Wells Fargo and letters of credit issued pursuant thereto, incurred in the ordinary course of business and not to exceed in the aggregate $5,500,000, (whether long-term or short-term debt for borrowed money or otherwise) or permit any of the APP Companies' assets to become subject to any Encumbrance other than Permitted Liens;

        (vi) propose or adopt any amendments or restatements to the Certificate of Incorporation or bylaws of any APP Company;

        (vii) enter into, consummate or become party to any transaction for the merger or consolidation of or by any APP Company with any other corporation or entity, or any acquisition by it of all or any part of the stock or the business or assets, other than inventory or equipment in the ordinary course of business consistent with past practice, of any other natural person, firm, association, corporation or other entity or business organization;

        (viii) enter into, consummate or become party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

        (ix) create or take any action relating to the creation of, any subsidiary or purchase or take any action relating to the purchase of, any equity interest in any other entity;

        (x) except as set forth on Schedule 4.06(x), enter into, consummate or become party to any material transaction (which shall mean any transaction or series of transactions totaling $100,000 or more), except in the ordinary course of business consistent with past practice;

        (xi) execute, amend or modify in any material respect any material contract, agreement, franchise, permit, or license except in the ordinary course of business;

        (xii) waive any right or rights of any APP Company (alleged, contingent or otherwise), or of any payment, direct or indirect, of any liability of any APP Company in excess of $100,000 in the aggregate, except in the ordinary course of business consistent with past practice;

        (xiii) enter into any new employment agreements with or adopt any new employee benefit plans with respect to any officers, directors or employees;

        (xiv) loan or advance in excess of $15,000 to, or enter into an agreement, arrangement or transaction with any of the officers, directors, consultants, or employees (or to or with any member of their families) of any APP Company or its affiliates, or any business or entity in which any APP Company, its affiliates, or any of their officers, directors, consultants, agents or employees (or any member of their families) has any direct or indirect interest in excess of 5%, except for compensation at rates not exceeding the rates of compensation in effect as of September 30, 1997 and advances made to officers, directors, consultants, agents or employees of such APP Company for ordinary and customary business expenses in reasonable amount and increases in compensation in the ordinary course of business consistent with past practice not in excess of 10% per annum for any individual;

        (xv) except as required by law or GAAP after notification to and consultation with the Buyer, change any of its accounting methods, principles or practices or change any depreciation or amortization policies or rates;

        (xvi) except as required by law after notification to and consultation with the Buyer, make any Tax election;

        (xvii) make or incur any charitable contributions or any non-business expense in excess of $5,000; or

        (xviii) agree in writing or orally to take any of the foregoing actions or any other action which would cause any representation or warranty in this Agreement to be untrue.

        SECTION 4.07 NOTICE OF CHANGES; UPDATES. (a) Until the Closing, the
Schedule 1.03 Sellers shall notify the Buyer in writing of any change in the business of any APP Company that could have a Material Adverse Effect as soon as it becomes apparent to the Schedule 1.03 Sellers that any such change has occurred or could reasonably be expected to occur.

               (b) If any Seller becomes aware of any event, condition, fact or circumstance (i) that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in or a material breach of any representation or warranty made by any Seller under Article II.C of this Agreement and which was unknown to such Seller on the date of this Agreement, or (ii) that occurs or arises or exists after the date of this Agreement and that causes a material inaccuracy in or a material breach of any representation or warranty made by any Seller in this Agreement, then the Sellers may prepare and deliver (at least two business days prior to the Closing) to the Buyer in accordance with Section 10.01, a certificate, clearly identified as a "Disclosure Certificate" executed by the President of the Company, describing with specificity the specific event, condition, fact or circumstance giving rise to such inaccuracy or breach (a "Disclosure Certificate"); provided, however, that a Disclosure Certificate may not disclose any breaches or potential breaches that result from, or are caused by, fraud or willful misconduct of any Seller, and to the extent that any such matters are disclosed or are later found to have been disclosed, any such Disclosure Certificate shall be invalid and of no effect for all purposes hereunder. All information disclosed on a valid Disclosure Certificate shall be identified as and deemed (i) a representation and warranty under Article II.C, and (ii) an amendment to the specific representation and warranty referenced in the Disclosure Certificate of each Seller. Notwithstanding the foregoing, the representations and warranties and indemnification obligations of any Seller who committed fraud or willful misconduct or who intentionally concealed such event, condition, fact or circumstance with intent to defraud, shall be unaffected by any such Disclosure Certificate.

        SECTION 4.08 PRESERVATION OF BUSINESS. Until the Closing, the Company will, and the Schedule 1.03 Sellers will cause each APP Company to, use all commercially reasonable efforts to preserve its business organization intact, and to preserve its goodwill. Without limiting the generality of the foregoing or any other covenant contained herein, each APP Company will, and the Schedule 1.03 Sellers will cause the Company and the APP Subsidiary to, timely perform in all material respects all obligations required of such APP Company or the Schedule 1.03 Sellers under the contracts and permits listed or required to be listed on the schedules to this Agreement.

        SECTION 4.09 LITIGATION. The Schedule 1.03 Sellers will promptly notify the Buyer in writing of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by any APP Company or against any employee, consultant or director of any APP Company or against the Sellers or their affiliates in connection with their ownership of the Shares or the transactions contemplated hereby. Each Class B Seller and the Warrantholder will promptly notify the Buyer in writing of any lawsuits, claims, proceedings or investigations which are commenced or threatened against such party in connection with the ownership of the Shares or the Class C Warrant or the transactions contemplated hereby.

        SECTION 4.10 CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. From the date hereof up to and including the Closing Date or the termination of this Agreement, (i) each Schedule 1.03 Seller shall cause each APP Company to conduct its business in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the ordinary and usual course of business consistent with past practice after the date hereof or which are permitted or contemplated in this Article IV and none of which could reasonably be expected to have a Material Adverse Effect; (ii) the Schedule 1.03 Sellers will advise the Buyer promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representation or warranty of the Sellers to become untrue in any material respect; and (iii) each Class B Seller and the Warrantholder will advise the Buyer promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representation or warranty of such Class B Seller or Warrantholder, as the case may be, to become untrue in any material respect.

        SECTION 4.11 OBLIGATIONS OF AFFILIATES. Except as specifically set forth in this Agreement or pursuant to any employment agreement set forth on SCHEDULE
2.19 or SCHEDULE 4.15 on or before the Closing Date, each Schedule 1.03 Seller shall cause each APP Company to, and each Seller (severally and jointly) will and will cause its affiliates to, (i) cause all debts owed by any Seller or of its affiliates to any APP Company, to be paid or discharged in full and (ii) terminate any ongoing agreements (except indemnification obligations of the APP Companies to their officers and directors pursuant to their respective charter documents and bylaws) between the Company on the one hand and such Sellers and its affiliates on the other, all without any expense to any APP Company (or any reduction in the gross assets reflected on the Balance Sheet or acquired since the date thereof) and so that following the Closing Date no APP Company shall have obligations of any kind or nature to the Sellers or their affiliates except for those specified in this Agreement.

        SECTION 4.12 NO NEGOTIATIONS. Until the termination of this Agreement in accordance with its terms, (i) the Schedule 1.03 Sellers shall not (and the Schedule 1.03 Sellers shall not permit either APP nor any of their respective affiliates, advisors or agents to) and (ii) the Class B Sellers shall not (severally and not jointly) (and the Class B Sellers shall not permit any of their respective affiliates (for purposes of this sentence, affiliates of the Class B Sellers shall not include the APP Companies), advisors or agents to), directly or indirectly, initiate discussions with, engage in negotiations with, or provide any information to any corporation, partnership, person or other entity or group involving the possible sale, directly or indirectly, transfer or joint venture of any APP Company, its business or assets, or the capital stock of any APP Company to any person or entity other than the Buyer.

        SECTION 4.13 HART-SCOTT-RODINO FILINGS. The Schedule 1.03 Sellers shall cause APP to promptly file with the Federal Trade Commission and the Department of Justice any notification and report required pursuant to the H-S-R Act and, in the event that any such filings are required, shall promptly file any supplemental information which is reasonably requested in connection therewith, in each case provided the disclosure of such information does not violate an attorney-client privilege.

        SECTION 4.14 RESIGNATIONS. FCP Southeast Investors IV will cause P. Jeffrey Leck and John F. Kirtley to resign as directors and officers of each APP Company. Richard A. Kraver will cause Mr. Kraver to resign as director from each APP Company. Robert J. Kirch will cause Mr. Kirch to resign as a director from each APP Company. Benjamax Profit Sharing Plan will cause Bruce D . Youner to resign as a director of each APP Company.

        SECTION 4.15 CERTAIN EMPLOYMENT AGREEMENTS. The Schedule 1.03 Sellers shall cause neither the Company nor any of Richard A. Kraver, Robert J. Kirch, William J. Becket and Christopher J. Bentley to terminate, amend, alter or waive any rights under the employment agreements which, as of the date hereof, exists between the Company and such individuals and are listed on Schedule 4.15 (the "Management Employment Agreements").

        SECTION 4.16 ENCUMBRANCES. Each of the Sellers, the Warrantholder and the Company shall take all actions that may be necessary or that may be requested by the Buyer in order to terminate, discharge and remove the Encumbrances on such parties' securities being transferred hereunder which are listed or required to be listed on SCHEDULE 2.03.

        SECTION 4.17 CONSENTS. The Company shall use all commercially reasonable efforts to obtain the consents to the transactions contemplated by this Agreement as required by the agreements listed or required to be listed on
Schedule 2.07.

                ARTICLE V COVENANTS OF THE BUYER; OTHER COVENANTS

        SECTION 5.01 COOPERATION. The Buyer shall use all reasonable efforts in good faith to perform and fulfill all conditions and obligations to be fulfilled or performed by it hereunder to the end that the transactions contemplated hereby will be fully and timely consummated.

        SECTION 5.02 HART-SCOTT-RODINO FILINGS. Buyer shall promptly file with the Federal Trade Commission and the Department of Justice any notification and report required pursuant to the H-S-R and, in the event that any such filings are required, shall promptly file any supplemental information which is reasonably requested in connection therewith, in each case provided the disclosure of such information does not violate an attorney-client privilege.

        SECTION 5.03 TAX MATTERS. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, each Seller will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                ARTICLE VI CONDITIONS TO THE BUYER'S OBLIGATIONS

        The obligation of the Buyer to pay the Cash Consideration, the Accrued Yield Amount and the Outstanding Indebtedness Amount on the Closing Date and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived in writing by the Buyer in its sole discretion:

        SECTION 6.01 CONSENTS. All requisite governmental approvals and consents of third parties listed or required to be listed on SCHEDULE 2.07 shall have been obtained, except where any such failure or failures to obtain such consents could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

        SECTION 6.02 REPRESENTATIONS AND WARRANTIES TRUE. (a) The representations and warranties of the Sellers contained in this Agreement or in any schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby which are qualified by Material Adverse Effect or otherwise as to materiality, and the representations and warranties set forth in Sections 2.01,
2.02 and 2.03 shall be true, correct and complete in all respects and those that are not so qualified other than those set forth in Sections 2.01, 2.02 and 2.03 shall be true, correct and complete in all material respects, on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date, except to the extent that such representations and warranties are expressly restricted to a specific earlier date (in which case such representations and warranties that are qualified by Material Adverse Effect or otherwise as to materiality shall be true, correct and complete in all respects and those that are not so qualified shall be true, correct and complete in all material respects on and as of such earlier date). On the Closing Date, each Schedule 1.03 Seller shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, to such effect (provided that such certificate shall state that the representations and warranties set forth in Section 2.01 and 2.02 as they relate to the Schedule 1.03 Sellers and the Shares being sold by the Schedule 1.03 Sellers and the representation and warranties set forth in Section 2.03 are true and correct in all respects).

        (b) Each Class B Seller listed on SCHEDULE 6.02 hereto and the Warrantholder (collectively the "Schedule 6.02 Sellers") shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, to the effect that (i) the representations and warranties set forth in Sections 2.01 and 2.02 of this Agreement (as they relate to such Schedule 6.02 Seller and the securities being sold by such Schedule 6.02 Seller) are true, correct and complete in all respects as of the Closing Date, as if made on and as of the Closing Date and, with respect to the Class B Sellers only
(ii) to their Actual Knowledge (and without giving effect to limitations set forth in any of such representations and warranties with respect to (i) any such representation's or warranty's being applicable solely to the Schedule 1.03 Sellers and (ii) the Actual Knowledge, Best Knowledge or similar knowledge or awareness qualifications of the Schedule 1.03 Sellers), all representations and warranties contained in Article II.C which are qualified by Material Adverse Effect or otherwise as to materiality, are true, correct and complete in all respects and those that are not so qualified are true, correct and complete in all material respects, as of the Closing Date, as if made on and as of the Closing Date, except to the extent that such representations and warranties are expressly restricted to a specific earlier date (in which case such representations and warranties that are qualified by Material Adverse Effect or otherwise as to materiality are true, correct and complete in all respects and those that are not so qualified are true, correct and complete in all material respects on and as of such earlier date).

        SECTION 6.03 PERFORMANCE. Each Seller shall have performed and complied with in all material respects all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date. Each Schedule 6.02 Seller shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, in writing to the effect that such Seller has performed and complied with in all material respects all covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date. Each Schedule
1.03 Seller shall have executed and delivered to the Buyer a certificate, in form and substance satisfactory to the Buyer and its counsel, in writing to such effect and to the further effect that all of the conditions set forth in this
Article VI (other than Sections 6.09 and 6.14) have been satisfied.

        SECTION 6.04 NO MATERIAL ADVERSE CHANGE. Nothing shall have occurred or be threatened that could reasonably be expected to have a Material Adverse Effect.

        SECTION 6.05 OPINION OF COUNSEL. The Buyer shall have received (a) the opinion of O'Sullivan, Graev & Karabell, LLP, in substantially the form attached hereto as Exhibit

6.05(a), (b) the opinion of Morrison & Foerster, LLP, in substantially the form attached hereto as Exhibit 6.05(b) and (c) the opinion of counsel to Benjamax Profit Sharing Plan in substantially the form attached hereto as Exhibit 6.05(c).

        SECTION 6.06 OBLIGATIONS OF THE SELLERS. Except as contemplated by this Agreement or pursuant to any employment agreement set forth on SCHEDULE 2.19 or
SCHEDULE 4.15, all debts by the Sellers, their affiliates (or any business entity owned or controlled by the Sellers or their affiliates) to any APP Company shall have been paid or discharged in full on or before the Closing Date. Except as set forth on SCHEDULE 6.06(a), all agreements between any APP Company and any Seller or any affiliate thereof (except indemnification obligations of the APP Companies to their officers and directors pursuant to their respective charter documents and bylaws) shall have terminated on or before the Closing Date at no cost (except accrued and unpaid fees and expenses under such agreements which amounts are set forth on Schedule 6.06(a)) to the APP Companies.

        SECTION 6.07 RESIGNATIONS. The APP Companies shall have delivered to the Buyer all the written resignations required under Section 4.14, and written resignations from the trustees of the Company's pension and retirement plans as the Buyer shall have requested.

        SECTION 6.08 NO ACTIONS, SUITS OR PROCEEDINGS. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, Governmental Entity or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or other Governmental Entity (a) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby, or (b) which has had or could reasonably be expected to have a Material Adverse Effect. No order, decree or judgment of any court or other Governmental Entity shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the APP Companies or any Sellers ability to consummate the transaction contemplated hereby shall be pending, and neither the APP Companies nor any Seller shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

        SECTION 6.09 INVESTIGATION SATISFACTORY. The Buyer shall have had the opportunity to interview each Significant Customer and each Significant Supplier and shall be satisfied in all respects with the results of such interviews; PROVIDED, HOWEVER, that this condition expires on December 30, 1997.

        SECTION 6.10 EMPLOYMENT AGREEMENTS. Neither the Company nor any of Richard A. Kraver, Robert J. Kirch, William J. Beckett and Christopher J. Bentley shall have terminated, amended, altered or waived any rights under the Management Employment Agreements.

        SECTION 6.11 HART-SCOTT-RODINO WAITING PERIOD. The waiting periods for all filings under the H-S-R Act in connection with this Agreement and the transactions contemplated hereby shall have been passed without objection, or any such objections shall have been resolved.

        SECTION 6.12 PAY-OFF LETTERS. Each Pay-Off Letter shall have been executed and delivered by the Creditors.

        SECTION 6.13 DELIVERY OF SHARES; OTHER CLOSING DOCUMENTS. The Sellers shall have delivered the Certificates representing the Shares, duly endorsed to the Buyer, and all of the resolutions, certificates, documents and instruments required by this Agreement.

        SECTION 6.14 APPROVAL OF THE BUYER AND ITS COUNSEL. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Sellers hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Buyer and its counsel.

               ARTICLE VII CONDITIONS TO THE SELLERS' OBLIGATIONS

        The obligation of the Sellers to sell the Shares to Buyer and to consummate the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Sellers in their sole discretion:

        SECTION 7.01 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article IV shall be true, complete and correct in all material respects, on and as of the Closing Date, as if made on and as of such date, and the Buyer shall have delivered to the Sellers a certificate, in form and substance satisfactory to the Sellers and their counsel, to such effect.

        SECTION 7.02 PERFORMANCE. The Buyer shall have performed and complied with all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Buyer shall have delivered a certificate to the Sellers, in form and substance satisfactory to the Sellers and its counsel to such effect.

        SECTION 7.03 OPINION OF THE BUYER'S COUNSEL. The Sellers shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., an opinion dated the Closing Date, in substantially the form attached hereto as Exhibit 7.03.

        SECTION 7.04 NO ACTIONS, SUITS OR PROCEEDINGS. As of the Closing Date, no action, suit, investigation or proceeding brought by any person, corporation, Governmental Entity or other entity shall be pending or, to the knowledge of the parties to this Agreement, threatened, before any court or other Governmental Entity to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or other Governmental Entity shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Buyer shall be pending, and the Buyer shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

        SECTION 7.05 CLOSING DOCUMENTS. The Buyer shall have delivered the Cash Consideration, the Accrued Yield Amount and the Outstanding Indebtedness Amount and all of the resolutions, certificates, documents and instruments required by this Agreement.

        SECTION 7.06 APPROVAL OF THE SELLERS AND THEIR COUNSEL. All actions, proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Sellers and their counsel.

        SECTION 7.07 HART-SCOTT-RODINO APPROVAL. The condition set forth in
Section 6.11 is also a condition to the Sellers' obligation to consummate the transactions contemplated hereby.

          ARTICLE VIII INDEMNIFICATION

       SECTION 8.01 SURVIVAL. All representations and warranties in this Agreement and breaches of pre-closing covenants in the Agreement or in any certificate furnished expressly pursuant to this Agreement (collectively, the "Pre-Closing Obligations") (x) shall be unaffected by any investigation made by or on behalf of any party or any information furnished to any party or its representatives at any time (whether prior to the execution of this Agreement, prior to the Closing or after the Closing) other than as provided in ss.4.07(b) and (y) shall survive the Closing and shall expire (except as set forth in the following sentence) on April 30, 1999. All Pre-Closing Obligations shall expire on the April 30, 1999, except that (a) claims, if any, asserted in accordance with the terms of Section 10.01 hereof prior to the Expiration Date (as defined in the last sentence of this paragraph) identified as a claim for indemnification pursuant to this Article VIII shall survive until finally resolved and satisfied in full, and (b) claims, if any, which result from or are caused by fraud, or which relate to or result from title to the Shares shall survive for the full period of the applicable statute of limitations, and until finally resolved and satisfied in full if asserted on or prior to such date, and
(c) claims, if any, which involve the representations set forth in Section 2.13 or are otherwise related to or arise out of any Tax matter may be asserted at any time prior to 60 days after the expiration of the applicable Tax statute of limitations with respect to the relevant taxable period (including all extensions obtained, whether automatic or permissive), and (d) claims, if any, which involve the representations set forth in Section 2.24 or otherwise involve environmental matters shall survive until December 31, 2000. Without limiting the survival periods as set forth herein, all covenants and agreements to be performed after Closing contained herein shall survive until each has been fully performed in accordance with its terms. The expiration of each of the survival periods set forth above in this paragraph shall be referred to as the "Expiration Date."

        SECTION 8.02 INDEMNIFICATION BY THE SELLERS.

        (a) INDEMNIFICATION BY SCHEDULE 6.02 SELLERS. Subject to Section 8.02(c), each Schedule 6.02 Seller (and in the case of clause (ii) below, each Class B Seller) shall severally, but not jointly, indemnify, defend, and hold harmless the Buyer, the Buyer's Affiliates (as such term is defined under Rule 405 of the Rules and Regulations of the Securities Act of 1933, as amended), the Company and the respective officers, directors, employees and stockholders (other than any Seller, the Warrantholder or any affiliates of any Seller or the Warrantholder or any officer or director of any APP Company prior to the Closing
Date) of the foregoing, and their successors and assigns (the "Indemnitees") from, against and with respect to any claim, settlement, fine, penalty, liability, Tax, obligation, loss, damage, assessment, judgment, cost, fee and expense (including reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character ("Damages"), resulting from or caused by:

                (i) Any inaccuracy in or breach of the representations and warranties set forth in Sections 2.01 and 2.02 of this Agreement as they relate to such Schedule 6.02 Seller or the securities being sold by such
        Schedule 6.02 Seller (the "Specified Representations and Warranties") or in any certificate executed by such Schedule 6.02 Seller to the extent it relates to the Specified Representations and Warranties;

                (ii) Any material inaccuracy in or breach of the representations or warranties (other than the Specified Representations and Warranties) contained in this Agreement which are not already qualified by Material Adverse Effect or otherwise as to materiality or any inaccuracy in or breach of the representations or warranties contained in this Agreement which are already qualified by Material Adverse Effect or otherwise as to materiality of which such Class B Seller has Actual Knowledge (and without giving effect to limitations set forth in any of such representations and warranties with respect to
        (i) any such representation's or warranty's being applicable solely to the Schedule 1.03 Sellers and (ii) the Actual Knowledge, Best Knowledge or similar knowledge or awareness qualifications of the Schedule 1.03 Sellers), as of the date hereof, but only if such Class B Seller failed to disclose such inaccuracy or breach with the actual intent to defraud the Buyer or which such Class B Seller acquires Actual Knowledge of prior to the Closing and fails to expressly and unambiguously notify the Buyer in writing of in accordance with the terms of Section 10.01 hereof prior to the Closing but only if such failure to notify is done with the actual intent to defraud the Buyer;

               (iii) Any failure by such Schedule 6.02 Seller to perform, satisfy or observe, or to have performed, satisfied or observed, in full, the agreements and covenants under Sections 1.04, 1.05 and 8.02 or any willful failure or breach by such Schedule 6.02 Seller to perform, satisfy or observe or to have performed, satisfied or observed in full any other agreement or covenant required to be performed, satisfied or observed by such Schedule 6.02 Seller hereunder; and

                (iv) Any legal proceeding relating to any actual inaccuracy, breach, failure, or liability referred to in clauses "(i)" through "(iii)" above.

        (b) INDEMNIFICATION BY SCHEDULE 1.03 SELLERS. Subject to Section 8.02(c), the Schedule 1.03 Sellers, jointly and severally, shall indemnify, defend, and hold harmless the Indemnitees from, against and with respect to any Damages resulting from or caused by:

                (i) Any inaccuracy in or breach of the representations and warranties of any Schedule 1.03 Seller contained in this Agreement or in any certificate executed by any Schedule 1.03 Seller expressly pursuant to this Agreement;

                (ii) Any inaccuracy in or breach of this Agreement or in any certificate executed by any Schedule 6.02 Seller expressly pursuant to this Agreement of which any Schedule 1.03 Seller had Actual Knowledge as of the date hereof or of which any Schedule 1.03 Seller acquires Actual Knowledge prior to the Closing and fails to expressly and unambiguously notify the Buyer in writing of in accordance with the terms of Section
        10.01 hereof prior to the Closing;

                (iii) Any failure by any of the Schedule 1.03 Sellers to perform, satisfy or observe or cause the Company to perform, satisfy or observe, or to have performed, satisfied or observed or to have caused the Company to perform, satisfy or observe, in full, any covenant, or agreement to be performed, satisfied or observed by any Schedule 1.03 Seller or the Company under this Agreement; and

                (iv) Any legal proceeding relating to any actual inaccuracy, breach, failure or liability referred to in clauses "(i)" through "(iii)" above.

        (c)     SURVIVAL; THRESHOLD AND DEDUCTIBLE; CEILING; SETOFF, ETC.

                (i) Subject to section 8.02(c)(v), any claim for indemnification hereunder must be asserted prior to the Expiration Date.

               (ii) Subject to section 8.02(c)(v), the Schedule 1.03 Sellers shall not be required to make any indemnification payment pursuant to this Section 8.02 unless and to the extent that the total amount of Damages which are recoverable pursuant to Section 8.02(b) (the "Recoverable Damages") exceeds $400,000 in the aggregate (the "Deductible Amount") (if the total amount of Recoverable Damages exceeds, in the aggregate, the Deductible Amount, then the Indemnitees shall only be entitled to be indemnified to the extent that such Recoverable Damages exceed the Deductible Amount).

               (iii) The determination of Damages and Recoverable Damages and indemnification pursuant to Section 8.02(b) shall be without regard to any materiality qualifications or other qualifications in any provision of this Agreement or in any certificates or other documents or agreements executed by the Company or any Seller in connection with this Agreement;

               (iv) Subject to Section 8.02(c)(v), the maximum liability of any Seller shall be equal to the aggregate amount of Cash Consideration, Earnout Payments and Accrued Dividends to which such Seller receives or becomes entitled to receive as a result of Section 1.03.

               (v) The limitations set forth in Sections 8.02(c)(i), 8.02(c)(ii) and 8.02(c)(iv) shall not apply (A) with respect to any
        Schedule 6.02 Seller, in connection with a breach of the Specified Representations and Warranties, (B) with respect to the Schedule 1.03 Sellers, in connection with a breach of the representations and warranties contained in Sections 2.01, 2.02 and 2.03 (other than the Specified Representations and Warranties), (C) with respect to any Seller, in connection with any inaccuracy or breach of which such Seller has Actual Knowledge as of the Closing (and in the case of the Schedule
        6.02 Sellers, failed to disclose with the actual intent to defraud), (D) with respect to any Seller, in connection with the willful failure to perform or satisfy any of its covenants or agreements hereunder, or (E) with respect to the Sellers, with respect to any failure of the Sellers to pay any amounts required to be paid by the Sellers in accordance with
        Section 10.13.

               (vi) In addition to any rights of setoff or other rights that Buyer or any of the other Indemnitees may have at common law or otherwise, the Schedule 1.03 Sellers acknowledge and expressly agree that the Buyer may withhold payment with respect to and setoff or reduce any sum or payment that may be or become owed to the Schedule 1.03 Sellers (whenever due and payable), including Earnout Payments, to the extent of any Damages the Buyer reasonably believes may be Recoverable Damages it may have with respect to the Schedule 1.03 Sellers pursuant to this Article VIII. In the event that the Buyer withholds any Earnout Payments pursuant to this Section 8.02(c)(vi), (a) the Buyer and the
        Schedule 1.03 Sellers shall enter into a customary escrow agreement among themselves and an independent, third-party escrow agent reasonably satisfactory to the Buyer and the Schedule 1.03 Sellers for the establishment of an escrow account, which escrow agreement shall provide that any amounts deposited in the escrow account shall be distributed first to the Buyer to the extent that such Damages are finally determined to be damages actually owed to Buyer and to the Schedule 1.03 Sellers to the extent that such Damages are determined not to be Recoverable Damages, and (b) the Buyer shall promptly deposit the withheld Earnout Payments into the Escrow Account.

        SECTION 8.03 INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless the Sellers against any and all Damages resulting from or caused by any breach of any representation, warranty, covenant, or agreement of Buyer contained in this Agreement. Notwithstanding the foregoing, the provisions of
Section 1.03(e) shall be the sole and exclusive remedy of the Schedule 1.03 Sellers with respect to disagreements and disputes or challenges under Section 1.03.

        SECTION 8.04 CLAIMS FOR INDEMNIFICATION; DEFENSE OF THIRD PARTY CLAIMS.
(a) In the event of the occurrence of any event which the any party hereto asserts is an indemnifiable event pursuant to this Article VIII, the party claiming indemnification (the "Indemnified Party") shall provide prompt written notice in accordance with
Section 10.01 to the party from whom indemnification is sought (the "Indemnifying Party"), specifying in detail the facts and circumstances with respect to such claim and the basis for which indemnification is available hereunder.

        (b) In the event that any claim hereunder involves the claim of any third party the Indemnified Party shall have the right, at its election, to proceed with and control the defense or settlement of such claim on its own and with counsel of its own choosing. If the Indemnified Party so proceeds with the defense of any such claim:

               (i) all reasonable costs, fees (including reasonable attorney's fees and reasonable fees of accountants and other professionals required or useful in connection with any such defense) and expenses relating to the defense of such claim shall be borne and paid exclusively by the Indemnifying Party;

               (ii) the Indemnifying Party shall make available to Indemnified Party any documents and materials in his her or its possession or control that may be necessary or useful to the defense of such claim;

               (iii) the Indemnifying Party may (at its sole expense) retain counsel which counsel shall be permitted to be present at all material proceedings relating to such claim and ask questions of the Indemnified Party's counsel relating to such claim (it being understood, however, that the Indemnified Party shall have exclusive control over the defense of such claim); and

               (iv) the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement, adjustment or compromise of such claim.

        (c) If the Indemnified Party elects not to assume the defense of any such claim hereunder, the Indemnifying Party may proceed with and control the defense or settlement of such claim on its own and with counsel of its own choosing. If the Indemnifying Party so proceeds with the defense of any such claim:

               (i) all costs, fees (including reasonable attorney's fees and reasonable fees of accountants and other professionals required or useful in connection with any such defense) and expenses relating to the defense of such claim shall be borne and paid exclusively by the Indemnifying Party;

               (ii) the Indemnified Party shall make available to Indemnifying Party any documents and materials in his her or its possession or control that may be necessary or useful to the defense of such claim;

               (iii) the Indemnified Party may (at its sole expense) retain counsel which counsel shall be permitted to be present at all material proceedings relating to such claim and ask questions of the Indemnifying Party's counsel relating to such claim (it being understood, however, that the Indemnifying Party shall have exclusive control over the defense of such claim); and

               (iv) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement, adjustment or compromise of such claim.

        In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VIII, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

        SECTION 8.05 NO CONTRIBUTION. Each Seller waives, and acknowledges and agrees that he, she, it and they will not have and will not exercise or assert (or attempt to exercise or assert), any right of contribution, right of subrogation, right of indemnity or other similar right or remedy against any APP Company, with respect to any action or failure to act by any APP Company occurring on or prior to the Closing or in connection with any actual or alleged breach of any representation, warranty, covenant or other obligation or agreement set forth in this Agreement or any certificate delivered in connection with this Agreement.

        SECTION 8.06 INSURANCE PROCEEDS. Except in the case of indemnity payments made relating to fraud, willful misconduct, intentional misrepresentation or title-related matters: (a) in the event that a Seller (an "Indemnifying Seller") has previously indemnified the Buyer for any amounts hereunder, which amounts are recovered or recoverable from insurance proceeds of any APP Company, then: (i) the Buyer and the Company hereby covenant for the benefit of the Sellers that, unless they reasonably determine in good faith that it would not be in their best interest to do so in which case they will permit the Indemnifying Seller to do so, they will use reasonable diligence for the purpose of recovering such insurance proceeds; and (ii) if the Buyer or the Company so recovers any such insurance proceeds, the amount of such recovery shall be applied: (A) FIRST, to the Company or the Buyer to recover (1) the amount, if any, by which the Recoverable Damages related to such indemnified claim exceed the maximum liability of the Indemnifying Seller as provided in
Section 8.02(iv), (2) any Damages suffered by the Company which are not Recoverable Damages but which are recoverable from such insurance proceeds in connection with such indemnified claim, (3) any costs, expenses and fees which have been or will be incurred by the Company and the Buyer in connection with such claim, including any attorney's fees, accountant's fees, deductibles related to the applicable insurance policies and the net present value of any increase in insurance premiums, whether on existing insurance, replacement coverage, or both; (B) SECOND, to the Sellers to refund any indemnification payments which have been made by a Seller; and (C) THIRD, any excess to the Company and the Buyer. The sum of the amounts referred to under clause "(A)" is referred to herein as the "Buyer's Priority". If the Buyer fails or elects not to pursue any such insurance policies or collateral sources with reasonable diligence, then the Indemnifying Sellers shall have the right of subrogation to pursue such insurance policies or collateral sources and may take any reasonable actions necessary to pursue such rights of subrogation in their name or the name of the party or parties from whom subrogation is obtained. The Buyer and the Company shall reasonably cooperate with the Sellers to pursue a subrogation claim. Any recovery obtained by the Sellers shall be applied FIRST, to reimburse the Sellers for their out-of-pocket expenses (including reasonable attorney's fees) expended in pursuing such recovery, SECOND, to refund any payments made by a Seller, pursuant to Section 8.02 hereof with respect to the Damages for which the collateral source was also responsible, and THIRD, any excess to the Company or the Buyer, as applicable.

        (b) In the event that the Company or the Buyer has previously recovered amounts from insurance proceeds for Recoverable Damages and thereafter become entitled to indemnification from any Seller for such Recoverable Damages, the amount of Recoverable Damages recoverable by the Company and the Buyer from such Seller shall be reduced by the amount received from insurance proceeds with respect to such Recoverable Damages less the Buyer's Priority.

        SECTION 8.07 EXCLUSIVE REMEDIES. (a) Notwithstanding anything to the contrary contained herein, but subject to Section 9.02, except in the case of fraud, or willful misconduct, the indemnity provisions of this Article VIII shall be the sole and exclusive remedy against the Sellers for any breach of the representations, warranties, agreements and covenants contained herein.

        (b) Notwithstanding anything to the contrary contained herein, but subject to Section 9.02, except in the case of fraud, willful misconduct or knowing or intentional misrepresentation, the indemnity provisions of this
Article VIII shall be the sole and exclusive remedy against the Buyer for any breach of the representations, warranties, agreements and covenants contained herein.

                             ARTICLE IX TERMINATION

        SECTION 9.01 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

        (a) By mutual written consent duly authorized by the Boards of Directors of the Buyer and the Company;

        (b)    By the Buyer, the Sellers or the Company if:

               (i) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, provided that this Agreement shall not be terminated pursuant to this paragraph unless the party terminating this Agreement has utilized all reasonable efforts to oppose the issuance of such order, decree or ruling or the taking of such action;

               (ii) the Closing shall not have occurred on or prior to January 30, 1998 for any reason other than an intentional breach of any provision of this Agreement by the party terminating this Agreement; or

               (iii) the Closing shall not have occurred for any reason by February 12, 1998.

        (c)    By the Buyer if:

               (i) Any of the conditions set forth in Article VI hereof has not been satisfied on or before January 30, 1998 or shall have become incapable of fulfillment and shall not have been waived by the Buyer, for any reason other than an intentional breach by the Buyer of any of its representations, warranties or agreements hereunder;

               (ii) There is any inaccuracy in any representations or breach of any warranty of any Seller contained in this Agreement or in any certificate or other instrument delivered in connection herewith, or any failure by any Seller or any APP Company to perform any commitment, covenant or condition contained in this Agreement, or there exists any error, misstatement or omission with regard to any of the exhibits, schedules or other documents referred to herein, which inaccuracy or breach could result in a Material Adverse Effect; or

               (iii) The Schedule 1.03 Sellers deliver a Disclosure Certificate and the Buyer elects to terminate this Agreement within 10 days after the receipt thereof.

        (d) By the Sellers if any of the conditions set forth in Article VII hereof has not been satisfied on or before January 30, 1998 or shall have become incapable of fulfillment and shall not have been waived by the Sellers, for any reason other than an intentional breach by any Seller of any of their representations, warranties or agreements hereunder;

Upon the occurrence of any of the events specified in this Section 9.01 (other than paragraph (a) hereof), written notice of such event shall forthwith be given to the other parties to this Agreement, whereupon this Agreement shall terminate.

        SECTION 9.02 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 9.01, this Agreement, except for the provisions of Articles VIII, IX and X, shall forthwith become void and be of no effect, without any liability on the part of any party or its directors, officers or shareholders. Nothing in this Section 9.02 shall relieve any party to this Agreement of liability for breach of this Agreement, PROVIDED THAT notwithstanding anything to the contrary contained herein, in the event that the Closing does not occur for any reason, (i) the APP Companies shall have no liability to the Buyer or any Seller, (ii) no Seller shall have any liability to the Buyer or to any APP Company or any of the other Sellers other than for fraud and willful misconduct by such Seller or the Company, and (iii) the Buyer shall have no liability to any APP Company or any Seller other than for fraud and willful misconduct.

        SECTION 9.03 SPECIFIC PERFORMANCE; EQUITABLE RELIEF. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

                             ARTICLE X MISCELLANEOUS

        SECTION 10.01 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex, telecopier or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

        If to the Buyer (or to the Company after the Closing), to:

                       EKCO GROUP, INC.
                       98 Spit Brook Road
                       Nashua, New Hampshire 03062
                       Fax: 603-888-1427
                       Attn: President

        with a copy to:

                       98 Spit Brook Road
                       Nashua, New Hampshire 03062
                       Fax: 603-888-1427
                       Attn: General Counsel

        If to the Class B Sellers, to:

                       Florida Capital Partners
                       100 North Tampa Street, Suite 2410
                       Tampa, Florida 33602
                       Fax: 813-222-8001
                       Attn: P. Jeffrey Leck

        with a copy to:

                       O'Sullivan, Graev & Karabell, LLP

                       30 Rockefeller Plaza
                       New York, New York 10112
                       Fax: 212-408-2420
                       Attn: Harvey M. Eisenberg, Esq.

        If to the Schedule 1.03 Sellers, to:

                       Richard A. Kraver
                       4 Palm Avenue
                       Miami Beach, Florida 33139

        with a copy to:

                       O'Sullivan, Graev & Karabell, LLP
                       30 Rockefeller Plaza
                       New York, New York 10112
                       Fax: 212-408-2420
                       Attn: Harvey M. Eisenberg, Esq.

               And to:

                       Morrison & Foerster LLP
                       370 Seventeenth Street, Suite 5200
                       Denver, Colorado 80202
                       Fax: 303-592-1517
                       Attn: Warren L. Troupe, Esq.

        If to the Warrantholders, to:

                       NationsCredit Commercial Corporation
                       One Canterburry Green
                       Stamford, CT 06912
                       Attn: Jeff Wacker

        If to Benjamax Profit Sharing Plan, to:

                       7723 Fisher Island Drive
                       Fisher Island, Florida 33109
                       Attn: Bruce D. Youner

        If to the Company prior to the Closing, to:

                       APP HOLDING CORPORATION

                       11701 E. 53rd Avenue
                       Denver Colorado 80239
                       Fax: 303-375-7592
                       Attn: President

        with a copy to:

                       O'Sullivan, Graev & Karabell, LLP
                       30 Rockefeller Plaza
                       New York, New York 10112
                       Fax: 212-408-2420
                       Attn: Harvey M. Eisenberg, Esq.

               And to:

                       Morrison & Foerster LLP
                       370 Seventeenth Street, Suite 5200
                       Denver, Colorado 80202
                       Fax: 303-375-7592
                       Attn: Warren L. Troupe, Esq.

All notices, requests, consents and other communications hereunder shall be deemed to have been made, delivered, sent, provided or received, as the context may require (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopier or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

        SECTION 10.02 ENTIRE AGREEMENT. This Agreement together with the exhibits and schedules hereto and the other documents executed in connection herewith (together, the "Documents") (i) embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and (ii) supersedes all prior oral or written agreements and understandings relating to the subject matter hereof (including that certain letter agreement, by and among the Buyer, the Company and Sellers dated June
1997) except for the

Confidentiality Agreement dated December 3, 1996 which shall remain in effect in accordance with its terms. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

        SECTION 10.03 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties affected by such amendment.

        SECTION 10.04 WAIVERS AND CONSENTS. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. Subject to the limitations set forth herein, the election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

        SECTION 10.05 ASSIGNMENT. Neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Buyer may assign all or part of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries or affiliates or to any person or entity who acquires all or substantially all of the assets or capital stock of the Buyer or the Company, whether through merger, direct purchase or otherwise, (in which event, representations and warranties relating to the Buyer and the opinion of counsel to be delivered by the Buyer shall be appropriately modified) but the Buyer shall not be released. Any such assignee of Buyer shall fully assume the obligations of the Buyer hereunder.

        SECTION 10.06 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

        SECTION 10.07 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

        SECTION 10.08 JURISDICTION AND SERVICE OF PROCESS. Other than disputes relating to Section 1.03 hereof, any legal action or proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the party at its address set forth in Section 10.01 hereof and irrevocably waive any objection or defense that it may now or hereafter have to the sufficiency of any such service of process in any such action. Each of the parties hereto irrevocably waives any right to a jury trial. Nothing in this Section 10.08 shall affect the rights of the parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

        SECTION 10.09 SEVERABILITY. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

        SECTION 10.10 INTERPRETATION. The parties hereto acknowledge and agree that: (a) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement except with respect to the disclosure schedules which are the sole responsibility of the Sellers (or certain of them) and have contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (c) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

        SECTION 10.11 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

        SECTION 10.12 RELIANCE. The parties hereto agree that, notwithstanding any right of any party to this Agreement to investigate the affairs of any other party to this Agreement, the party having such right to investigate shall have the right, subject to Section 4.07 hereof, to rely fully upon the representations and warranties of the other party expressly contained in this Agreement and the certificates expressly delivered hereby.

        SECTION 10.13 EXPENSES. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, however, that such fees and expenses billed to or incurred by any APP Company in connection with this Agreement and the transactions contemplated hereby shall be borne by the Sellers and not the Company to the extent that such fees and expenses exceed $250,000. To the extent that such fees and expenses exceed $250,000, the Buyer shall be entitled to deduct and withhold a portion of the Cash Consideration from each Seller (pro rata in accordance with their interests set forth on SCHEDULE 1.02) in satisfaction thereof. To the extent that such fees and expenses exceed $250,000 and are not deducted from the Cash Consideration, the Sellers agree to pay and shall promptly pay such amounts.

        SECTION 10.14 PUBLICITY. No party shall issue any press release or otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement without the prior written consent of the other party, except as may be required by law or The New York Stock Exchange.

        SECTION 10.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 10.16 MISCELLANEOUS DEFINITIONS. As used in this Agreement, the following terms shall have the meaning set forth in this Section 10.16:

        (a) "Actual Knowledge" shall mean the actual, conscious awareness of facts or other information of the Applicable Person (as hereinafter defined). "Applicable Person" shall mean with respect to each Seller who is an individual, such individual; and with respect to (i) FCP Southeast Investors IV, L.P., shall mean John F. Kirtley and P. Jeffrey Leck; and (ii) with respect to Benjamax Profit Sharing Trust, shall mean Bruce Youner.

        (b) "Best Knowledge" shall mean actual knowledge or knowledge which could be obtained if the party whose knowledge is being referred to has made such investigation as would be reasonably likely to reveal the substance of the facts, circumstances or event referred to in the representation, warranty, covenant or agreement which is qualified by the term "Best Knowledge."

        (c) "including" means, when following any general statement, term or matter, "including but not limited to," "including, without limitation," or words of similar import and shall not be construed to limit such statement, term or matter to the specific terms or matters as provided immediately following the word "including" or to similar items or matters, whether or not non-limiting language is used with reference to the word "including" or similar items or matters, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general statement, term or matter.

        (d) Except as otherwise indicated, references to any "Section," "Article," "Exhibit" or "Schedule" are intended to refer to Sections, Articles, Exhibits or Schedules to this Agreement.

        SECTION 10.17 APPOINTMENT. Each Section 1.03 Seller does hereby irrevocably appoint Richard A. Kraver, and, if Mr. Kraver shall ever become unable or unwilling to serve in such position, then Robert J. Kirch (the "Sellers' Representative") as its true and lawful attorney-in-fact and agent, with full power of substitution or resubstitution, to act solely and exclusively on behalf of such Section 1.03 Seller after the Closing with respect to any matters relating to this Article X, Article VIII, and Section 1.03 and Section
9.01 of this Agreement, and any other provision to the extent it involves a matter pertaining to this Article X, Article VIII, and Section 1.03 and Section
9.01 of this Agreement. All action required to be taken by the Schedule 1.03 Sellers under this Article X, Article VIII, and Section 1.03 and Section 9.01 of this Agreement, and any other provision to the extent it involves a matter pertaining to this Article X, Article VIII, and Section 1.03 and Section 9.01 of this Agreement, including, without limitation, the giving and receiving of all notices, consents and waivers and the execution and delivery of any documents, including any amendments to the Agreement, and the execution and delivery of any agreements and releases in connection with the settlement of any dispute or claim under Article VIII hereof, shall be taken by the Schedule 1.03 Sellers' Representative and the Buyer shall be entitled to rely on all actions taken or authorized by the Sellers' Representative as being binding acts of the Schedule
1.03 Sellers or any of them. With respect to actions to be taken after the Closing that relate to the Indemnification of the Schedule 1.03 Sellers, the Sellers' Representative shall have the authority to take actions contemplated to be taken by it in Section VIII of this Agreement. With respect to actions to be taken after the Closing that relate to the Earnout Payments, the Sellers' Representative shall have the authority to take actions contemplated to be taken by it in Section 1.03 of this Agreement. The Sellers' Representative shall not have any duties or responsibilities except those expressly set forth in this Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Sellers' Representative.

        SECTION 10.18 PREPARATION OF SCHEDULES. The Schedules in this Agreement shall be arranged in separate parts corresponding to the numbered and lettered sections. Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto, PROVIDED, that the description of such item on a Schedule is such that the Buyer could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement. Information and disclosures set forth on any Schedule hereto shall be deemed a representation and warranty applicable to the Section to which such Schedule corresponds.

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                                       56

        IN WITNESS WHEREOF, the Buyer, the Company, the Sellers and the Warrantholder have executed this Agreement as of the day and year first above written.

THE BUYER:                                THE COMPANY:

EKCO GROUP, INC.                          APP HOLDING CORPORATION

By:    /s/ Donato A. Denovellis           By:     /s/ P. Jeffrey Leck
   ------------------------------------      -----------------------------------

Name:  Donato A. Denovellis               Name:   P. Jeffrey Leck
     ----------------------------------        ---------------------------------

Title: Executive Vice President           Title:  President
      ---------------------------------         --------------------------------

                                  THE SELLERS:

BENJAMAX PROFIT SHARING PLAN                      /s/ Richard A. Kraver
                                          --------------------------------------
                                          Richard A. Kraver
By:    /s/ Bruce D. Youner
   ------------------------------------
       Bruce D. Youner, Sole Trustee

                                                  /s/ Robert J. Kirch
                                          --------------------------------------
NATIONSCREDIT COMMERCIAL                  Robert J. Kirch
CORPORATION, AS WARRANTHOLDER

By:    /s/ Mark Shutro                            /s/ Christopher J. Bentley
   ------------------------------------   --------------------------------------
                                          Christopher J. Bentley
Name:  Mark Shutro
     ----------------------------------

Title: President, Corporate Finance               /s/ William J. Beckett
      ---------------------------------   --------------------------------------
                                          William J. Beckett

FCP SOUTHEAST INVESTORS IV, L.P.

       By:    FCP Partners IV, L.P.,
              as General Partner

       By:    KL Investors Corporation,
              as General Partner

       By: /s/ P. Jeffrey Leck
          -----------------------------

       Name:   P. Jeffrey Leck
            ---------------------------

       Title:  President
             --------------------------




                                       57